                                                                    EXHIBIT 2.1




                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                                  J-TEC, INC.,

                             THE SHAREHOLDER THEREOF

                                       AND

                                 MAGNETEK, INC.





                          DATED AS OF OCTOBER 31, 2000

                              TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE I  DEFINITIONS............................................................................................1

                  1.01     Certain Definitions....................................................................1
                  1.02     Index of Other Defined Terms...........................................................1

ARTICLE II  PURCHASE OF STOCK.....................................................................................2

                  2.01     Purchase of Shares and Closing Date Payment............................................2
                  2.02     Closing................................................................................2
                  2.03     Calculation of Net Working Capital.....................................................2
                  2.04     Post-Closing Purchase Price Adjustments................................................3

ARTICLE III  REPRESENTATIONS REGARDING SHARES.....................................................................4

                  3.01     Title..................................................................................4
                  3.02     Authority; Enforceability..............................................................4

ARTICLE IV  REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY..................................................5

                  4.01     Existence and Power....................................................................5
                  4.02     Authorization..........................................................................5
                  4.03     Capital Stock..........................................................................5
                  4.04     Subsidiaries...........................................................................6
                  4.05     Governmental Authorization.............................................................6
                  4.06     Non-Contravention......................................................................6
                  4.07     Financial Statements; Undisclosed Liabilities..........................................6
                  4.08     Absence of Certain Changes.............................................................7
                  4.09     Properties; Material Leases; Tangible Assets...........................................9
                  4.10     Affiliates.............................................................................9
                  4.11     Litigation.............................................................................9
                  4.12     Material Contracts....................................................................10
                  4.13     Permits; Required Consents............................................................11
                  4.14     Compliance with Applicable Laws.......................................................12
                  4.15     Employment Agreements; Change in Control; and Employee Benefits.......................12
                  4.16     Labor and Employment Matters..........................................................13
                  4.17     Intellectual Property.................................................................14
                  4.18     Advisory Fees.........................................................................15
                  4.19     Environmental Compliance..............................................................15
                  4.20     Insurance.............................................................................15
                  4.21     Tax Matters...........................................................................16
                  4.22     Accuracy of Representations...........................................................17

                  4.23     Relations with Suppliers and Customers................................................17
                  4.24     Absence of Certain Business Practices.................................................17
                  4.25     Condition of Tangible Assets and Inventories..........................................17
                  4.26     Bank Accounts.........................................................................18
                  4.27     Product Liability.....................................................................18

ARTICLE V  BUYER'S REPRESENTATIONS AND WARRANTIES................................................................18

                  5.01     Organization and Existence............................................................18
                  5.02     Corporate Authorization...............................................................19
                  5.03     Governmental Authorization............................................................19
                  5.04     Non-Contravention.....................................................................19
                  5.05     Litigation............................................................................19

ARTICLE VI  COVENANTS OF THE SHAREHOLDER AND THE COMPANY.........................................................19

                  6.01     Conduct of the Business...............................................................19
                  6.02     Compliance with Terms of Required Governmental Approvals and Required
                           Contractual Consents..................................................................21
                  6.03     Maintenance of Insurance Policies.....................................................21
                  6.04     Transactions Affecting the Shares.....................................................22
                  6.05     Corporate Examinations and Investigations.............................................22
                  6.06     No Solicitation of Transactions.......................................................22
                  6.07     Life Insurance........................................................................22

ARTICLE VII  COVENANTS OF ALL PARTIES............................................................................22

                  7.01     Further Assurances....................................................................22
                  7.02     Confidentiality; Public Announcements.................................................23
                  7.03     Administration of Accounts............................................................23
                  7.04     HSR Act Compliance....................................................................23

ARTICLE VIII  CONDITIONS TO CLOSING..............................................................................23

                  8.01     Conditions to Obligation of the Buyer.................................................23

ARTICLE IX  INDEMNIFICATION......................................................................................27

                  9.01     Agreement to Indemnify................................................................27
                  9.02     Survival of Representations, Warranties and Covenants.................................28
                  9.03     Claims for Indemnification............................................................30
                  9.04     Defense of Claims.....................................................................30
                  9.05     Claims Against Estate.................................................................31
                  9.06     Tax Matters...........................................................................32

ARTICLE X  TERMINATION...........................................................................................32

                  10.01    Grounds for Termination...............................................................32

                                       ii

                  10.02    Effect of Termination.................................................................33

ARTICLE XI  MISCELLANEOUS........................................................................................33

                  11.01    Notices...............................................................................33
                  11.02    Amendments; No Waivers................................................................34
                  11.03    Expenses..............................................................................35
                  11.04    Successors and Assigns................................................................35
                  11.05    Governing Law.........................................................................35
                  11.06    Counterparts; Effectiveness...........................................................35
                  11.07    Entire Agreement......................................................................35
                  11.08    Captions..............................................................................35
                  11.09    Severability..........................................................................35
                  11.10    Construction..........................................................................36
                  11.11    Arbitration...........................................................................36
                  11.12    Cumulative Remedies...................................................................37
                  11.13    Third Party Beneficiaries.............................................................37

                                    EXHIBITS

Exhibit A ...................................Certain Definitions
Exhibit B ...................................Schedule of Shareholder and Stock
Exhibit C ...................................Financial Statements
Exhibit D ...................................Form of Noncompetition Agreement
Exhibit E ...................................Form of Employment Agreement
Exhibit F ...................................Form of Escrow Agreement
Exhibit G ...................................Form of Opinion of Counsel to Company and Shareholder
Exhibit H....................................Form of Opinion of Counsel to Buyer

                                    SCHEDULES

[The Registrant agrees to furnish supplemental copies to the Securities and Exchange Commission of any of the following omitted schedules upon request of the Commission.]

Schedule 3.01................................Share Encumbrances
Schedule 3.02................................Shareholder Consents
Schedule 4.01................................Incorporation; Qualification to do Business
Schedule 4.05................................Governmental Authorization
Schedule 4.06................................Non-Contravention
Schedule 4.07(b)(i)..........................Tax Basis Description
Schedule 4.07(b)(ii).........................2000 Balance Sheet Accounting Policies
Schedule 4.07(c).............................Undisclosed Liabilities
Schedule 4.07(e).............................Accounts Receivable
Schedule 4.07(f).............................Accounts Payable and Inventory
Schedule 4.08 ...............................Absence of Certain Changes
Schedule 4.09(a).............................Encumbrances on Property
Schedule 4.09(c).............................Real Property
Schedule 4.10 ...............................Related Party Transactions
Schedule 4.11 ...............................Litigation
Schedule 4.12(a).............................Scheduled Contracts
Schedule 4.12(b).............................Valid and Binding Contracts; Required Contractual Consents
Schedule 4.13(a).............................Permits
Schedule 4.13(b).............................Required Consents; Validity of Permits
Schedule 4.14................................Compliance with Applicable Law
Schedule 4.15(a).............................Employment Agreements
Schedule 4.15(b).............................Benefit Plans
Schedule 4.15(c).............................Employee Pension Benefit Plans
Schedule 4.16(a).............................Organizational Efforts
Schedule 4.16(b).............................Labor Disputes
Schedule 4.16(e).............................Employees
Schedule 4.17................................Intellectual Property Rights
Schedule 4.18................................Advisors
Schedule 4.19(a).............................Environmental Permits
Schedule 4.19(b).............................Compliance with Environmental Law
Schedule 4.19(c).............................Continuing Compliance with Environmental Law

Schedule 4.19(e).............................Existence of Materials
Schedule 4.20................................Insurance Policies
Schedule 4.21................................Tax Matters
Schedule 4.26................................Bank Accounts
Schedule 4.27................................Product Liability

                            STOCK PURCHASE AGREEMENT

                  This STOCK PURCHASE AGREEMENT dated as of October 31, 2000 is by and among J-Tec, Inc., an Ohio corporation (the "COMPANY"), the sole shareholder of the Company (the "SHAREHOLDER"), and MagneTek, Inc., a Delaware corporation (the "BUYER").

                              W I T N E S S E T H:

                  WHEREAS, the Company is engaged in the business of buying, selling, engineering, installing, manufacturing and contracting for the installation of communications and associated equipment, and providing related services; and

                  WHEREAS, the Shareholder owns the number of the issued and outstanding shares (collectively the "SHARES") of capital stock of the Company set opposite the Shareholder's name on EXHIBIT B hereto, which Shares represent all of the issued and outstanding shares of capital stock of the Company.

                  NOW, THEREFORE, in consideration of the premises, and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  1.01 CERTAIN DEFINITIONS. The terms contained in EXHIBIT A, as used in this Agreement or in any exhibit or schedule hereto, shall have the meanings set forth in EXHIBIT A.

                  1.02 INDEX OF OTHER DEFINED TERMS. In addition to the terms defined in EXHIBIT A, the following terms shall have the respective meanings given thereto in the sections indicated below:


DEFINED TERM                      SECTION               DEFINED TERM                        SECTION
------------                      -------               ------------                        -------
2000 Balance Sheet                4.07(a)               Encumbrances                        4.09(a)
AAA                               11.11(a)              Equity Securities                   4.03(b)
Acquisition Proposal              6.06                  Estate                              9.05
Buyer                             Preamble              Final Equity Calculation            2.03
Buyer Indemnitees                 9.01(a)               Financial Statements                4.07(a)
Closing                           2.02(a)               First Choice                        2.03
Closing Date                      2.02(a)               Intellectual Property Rights        4.17(a)
Company                           Preamble              Outside Date                        10.01(d)
Deductible                        9.01(e)               Overlap Period                      9.01(a)(3)
Disputing Party                   11.11(a)              Permits                             4.13(a)
Employees                         4.16(e)               Post-Closing Payment Date           2.04(a)
Employment Agreements             4.15(a)               Proceedings                         4.11

DEFINED TERM                           SECTION        DEFINED TERM                         SECTION
------------                           -------        ------------                         -------
Proposed Equity Calculation            2.03           Share Encumbrances                   3.01
Real Property                          4.09(c)        Shareholder                          Preamble
Recall                                 4.27(b)        Shareholder Indemnitees              9.01(b)
Required Consents                      4.13(b)        Shares                               Recitals
Required Governmental Approval         4.13(b)        Subsequent Material Contract         6.01(a)
Scheduled Contracts                    4.12(a)        Tax Basis                            4.07(b)
Selected Firm                          2.03           Third Party                          6.06

                                   ARTICLE II

                                PURCHASE OF STOCK

                  2.01 PURCHASE OF SHARES AND CLOSING DATE PAYMENT. On the terms and subject to the conditions set forth herein, at the Closing the Shareholder shall sell, transfer, convey, assign and deliver to Buyer, free and clear of all Share Encumbrances, and Buyer shall purchase, acquire and accept from the Shareholder, the Shares owned by the Shareholder. At the Closing, Buyer shall pay to the Shareholder an amount in cash equal to the remainder that results when (a) the Escrow Amount is subtracted from (b) Twenty-Four Million Dollars ($24,000,000), by wire transfer to an account designated in writing by the Shareholder prior to the Closing. At the Closing, the Shareholder shall deliver to Buyer certificates evidencing the Shares owned by the Shareholder duly endorsed for transfer and such other instruments as may be reasonably requested by Buyer to transfer full legal and beneficial ownership of the Shares to Buyer, free and clear of all Share Encumbrances.

                  2.02 CLOSING. (a) The closing (the "CLOSING") of the transactions contemplated by this Agreement shall take place at the offices of Gibson, Dunn & Crutcher LLP, 333 S. Grand Avenue, Los Angeles, California, on the second Business Day after the last of the conditions to Closing set forth in Sections 8.01 and 8.02 have been satisfied or waived by the party or parties entitled to waive the same or such other date as to which Buyer and the Shareholder may agree in writing (the "CLOSING DATE").

                           (b)  At the Closing,  Buyer shall deliver to the
Escrow Agent, to be held pursuant to the terms of the Escrow Agreement, the Escrow Amount by wire transfer to the bank account designated in writing by the Escrow Agent prior to the Closing. The parties hereto agree that the Escrow Amount shall be deposited with the Escrow Agent pursuant to the terms of the Escrow Agreement and shall be released to the Shareholder or the Buyer, as the case may be, in accordance with the terms of the Escrow Agreement.

                  2.03 CALCULATION OF CLOSING EQUITY. Within one hundred twenty (120) days after the Closing Date, Buyer, with the assistance of its representatives, will prepare and present to the Shareholder a calculation of the Closing Equity (the "PROPOSED EQUITY CALCULATION"). The parties agree that the Proposed Equity Calculation shall be prepared so that it presents fairly the Closing Equity in accordance with GAAP, applied in a manner consistent with that used to prepare the 2000 Balance Sheet (as described on SCHEDULE 4.07(b)(ii) hereto). The Proposed Equity Calculation shall be binding upon the parties to this Agreement unless the Shareholder gives written notice of disagreement with any of the values or amounts contained therein to Buyer within sixty (60) days after receipt of the Proposed Equity Calculation, specifying in reasonable detail the nature and extent of such disagreement. If Buyer and the Shareholder mutually agree upon the Proposed Equity Calculation within sixty (60) days after Buyer's delivery of such notice, such agreement shall be binding upon the parties to this Agreement. If Buyer and the Shareholder are unable to resolve any such disagreement within such period, the disagreement shall be referred for final determination to Arthur Andersen LLP (the "FIRST CHOICE") or, if such firm is not available, such other independent accounting firm of national reputation selected by the mutual agreement of Buyer and the Shareholder (the "SELECTED FIRM") and the resolution of that disagreement shall be final and binding upon the parties hereto for purposes of this Agreement; PROVIDED, HOWEVER, that the Selected Firm shall not be a firm retained by Buyer, the Company or the Shareholder within the previous five (5) calendar years. The First Choice or Selected Firm, as applicable, shall use GAAP applied in a manner consistent with that used to prepare the 2000 Balance Sheet (as described on SCHEDULE 4.07(b)(ii) hereto), and shall present findings of fact in writing.
If Buyer and the Company cannot agree on the Selected Firm, it shall be chosen by the First Choice and shall be a nationally recognized independent accounting firm. The Proposed Equity Calculation as finally determined is referred to herein as the "FINAL EQUITY CALCULATION." The fees and disbursements of the First Choice or the Selected Firm, as the case may be, shall be paid as follows: (y) Buyer shall pay fifty percent (50%) and (z) the Shareholder shall pay fifty percent (50%).

                  2.04  POST-CLOSING PURCHASE PRICE ADJUSTMENTS.

                           (a)  If the Closing Equity as set forth in the
Final Equity Calculation is LESS than Six Million Dollars ($6,000,000), then, promptly, but in no event later than fifteen (15) Business Days after the final determination of the Final Equity Calculation (the "POST-CLOSING
PAYMENT DATE"), the Shareholder shall reimburse to Buyer an amount equal to such shortfall (together with interest on such shortfall at the Reference
Rate from the Closing Date until the date of such reimbursement) in cash in immediately available funds by wire transfer to a bank account designated in writing by Buyer prior to the due date thereof. In the event that the Shareholder shall fail to pay to Buyer an amount referred to in the immediately preceding sentence within such fifteen (15) Business Day period, Buyer shall be entitled to recover such amount from the escrow fund created pursuant to the Escrow Agreement, subject to the terms and conditions thereof.

                           (b)  If the Closing Equity as set forth in the
Final Equity Calculation is GREATER than Six Million Dollars ($6,000,000), then, promptly, but in no event later than the Post-Closing Payment Date, the Buyer shall deliver to the Shareholder an amount equal to such excess (together with interest on such excess at the Reference Rate from the Closing Date until the date of such reimbursement) in cash in immediately available funds by wire transfer to the bank account designated in writing by the Shareholder prior to the due date thereof.

                           (c)  Any amounts due on the Post-Closing Payment
Date pursuant to Sections 2.04(a) or (b) will be netted against or with any amounts identified, as of such date, as being due and payable under Article IX hereof.

                                   ARTICLE III

                        REPRESENTATIONS REGARDING SHARES

                  As inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated herein, the Shareholder hereby represents and warrants, as of the date of this Agreement and as of the Closing Date, to Buyer as follows with respect to himself and the Shares indicated on EXHIBIT B as being owned by him:

                  3.01 TITLE. The Shareholder is the sole record and beneficial owner of all of the issued and outstanding shares of capital stock of the Company. EXHIBIT B describes the Shares owned by the Shareholder; except as disclosed on SCHEDULE 3.01, such Shares are free and clear of all liens, charges, claims, options, pledges, rights of other parties, voting trusts, proxies, stockholder or similar agreements, encumbrances or restrictions of any nature whatsoever (collectively, "SHARE ENCUMBRANCES"); and the Shareholder has the full and unrestricted right, power and authority to sell and transfer such Shares to Buyer. Upon delivery of such Shares to Buyer and payment by Buyer to the Shareholder of the consideration therefor. Buyer will acquire good and marketable title to and complete ownership of such Shares, representing all of the issued and outstanding capital stock of the Company, free and clear of any Share Encumbrance of any nature whatsoever.

                  3.02 AUTHORITY; ENFORCEABILITY. The Shareholder now has, and at the Closing will have, full right and power and all authorizations and approvals required by Applicable Law, and by any agreement or instrument to which the Shareholder is a party, to sell, transfer and deliver the Shares indicated in EXHIBIT B as being owned by the Shareholder free and clear of any Share Encumbrance. This Agreement is legally binding on and enforceable against the Shareholder in accordance with its terms. The execution, delivery and performance of this Agreement by the Shareholder and the consummation by the Shareholder of the transactions contemplated hereby (x) do not require the consent, waiver, approval, license or other authorization of any Person, except those which have been or will be prior to the Closing duly obtained and which are listed on SCHEDULE 3.02, (y) do not violate, with or without the giving of notice or the passage of time or both, any Applicable Law which violation would in any way adversely affect the Shareholder's conveyance to Buyer pursuant hereto of good and marketable title to such Shares, free and clear of any Share Encumbrance or would have a Material Adverse Effect, and (z) do not conflict with, result in the termination of any provisions of, or constitute a default under, or accelerate any obligations arising under, or result in the creation of any Share Encumbrance pursuant to, or otherwise adversely affect, any lease, mortgage, deed of trust, indenture or other agreement or instrument, or any order, judgment, decree, statute, regulation or any other restriction of any kind or character to which the Shareholder is a party or by which the Shareholder or any of his assets is bound, which conflict, termination, default, acceleration, Share Encumbrance or other event would in any way adversely affect the Shareholder's conveyance to Buyer pursuant hereto of good and marketable title to such Shares, free and clear of any Share Encumbrance, or would have a Material Adverse Effect.

                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

                  As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated herein, the Company and the Shareholder represent and warrant, jointly and severally, as of the date of this Agreement and as of the Closing Date, to Buyer as follows:

                  4.01 EXISTENCE AND POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state set forth after the Company's name on SCHEDULE 4.01 hereto and has all corporate power and all governmental licenses, governmental authorizations, governmental consents and governmental approvals required to own and carry on the Business as now conducted by it. The Company is not required to be qualified to conduct business in any state other than: (a) the states set forth with respect to the Company in SCHEDULE 4.01, in which states the Company is duly qualified to do business and in good standing, and (b) such states where the failure to be so qualified, whether singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Copies of the Company's Certificate of Incorporation (certified by the Secretary of State of the State of Ohio) and Bylaws (certified by its corporate secretary), and all amendments thereto, heretofore delivered to Buyer are accurate and complete as of the date hereof.

                  4.02 AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and the consummation thereby of the transactions contemplated hereby are within the Company's powers and have been duly authorized by all necessary corporate action on its part, including all necessary shareholder action on the part of the Company's shareholders. This Agreement has been duly and validly executed by the Company and the Shareholder and constitutes the legal, valid and binding agreement of the Company and the Shareholder enforceable against each of them in accordance with its terms.

                  4.03  CAPITAL STOCK.

                           (a) The authorized, issued and outstanding capital
stock of the Company is as set forth in EXHIBIT B.

                           (b) All such issued and outstanding shares of capital
stock of the Company have been duly authorized and validly issued and are validly outstanding, fully paid and nonassessable and were not issued in violation of any preemptive rights or rights of third parties. The Company does not hold any of its issued and outstanding shares of capital stock in its treasury, and there are not, and on the Closing Date there will not be, outstanding (i) any options, warrants, rights of first refusal or other rights to purchase from the Company or the Shareholder any capital stock of the Company, (ii) any securities convertible into or exchangeable for shares of such stock or (iii) any other commitments of any kind for the issuance of additional shares of capital stock or options, warrants or other securities of the Company (such shares, options, warrants, rights of first refusal or other rights, convertible securities, exchangeable securities or other commitments are referred to herein collectively as "EQUITY

SECURITIES"). There is no contract, right or option outstanding to require the Company to redeem, purchase or otherwise reacquire any Equity Securities of the Company, and there are no preemptive rights with respect to any Equity Securities of the Company.

                  4.04 SUBSIDIARIES. The Company does not directly or indirectly own, and has never directly or indirectly owned, any interest in any other corporation, partnership, joint venture or other business association or entity, foreign or domestic.

                  4.05 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by the Company and the Shareholder of this Agreement require no action by, consent or approval of, or filing with, any Governmental Authority other than (a) compliance with any applicable requirements of the HSR Act and
(b) the actions, consents, approvals or filings, if any, set forth on SCHEDULE
4.05 hereto. To the knowledge of the Company and the Shareholder, there are no facts relating to the identity or circumstances of the Company that would prevent or materially delay obtaining any of the Required Consents.

                  4.06  NON-CONTRAVENTION. Except as set forth on SCHEDULE
4.06, the execution, delivery and performance of this Agreement by the Company and the Shareholder do not and will not (a) contravene or conflict with the Certificate of Incorporation or Bylaws of the Company; (b) assuming receipt of the Required Consents, contravene or conflict with or constitute a material violation of any provision of any Applicable Law binding upon or applicable to the Company, the Shareholder, the Business or the Shares; (c) result in the creation or imposition of any Lien or any Tax on any of the assets of the Company; or (d) conflict with, result in the termination of any provision of, constitute a default under, accelerate or increase any obligations under, result in the creation of any Encumbrance upon any of the Shares or any assets of the Company pursuant to, or otherwise adversely affect, any order, judgment, decree, statute, deed of trust, indenture or other agreement or instrument or any other restriction of any kind or character to which the Company or the Shareholder is a party or by which the Shares, the Company or any of its assets are bound or by which the Shareholder is bound.

                  4.07  FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES.

                           (a)  Attached  hereto as EXHIBIT C are true and
complete copies of the Statements of Assets, Liabilities and Equity -- Income Tax Basis of the Company for the fiscal years ended as of June 30, 1998, 1999 and 2000 and the related statements of Revenue and Expenses -- Income Tax Basis and Retained Earnings Income Tax Basis, in each case as reviewed by Esarey, Kirsch & Esarey, P.C., Certified Public Accountants (the "FINANCIAL STATEMENTS"). The PRO FORMA June 30, 2000 balance sheet included in EXHIBIT C attached hereto constitutes one of the Financial Statements and is referred to herein as the "2000 BALANCE SHEET."

                           (b) Each of the Financial Statements other than the
2000 Balance Sheet has been prepared based on the books and records of the Company in accordance with the tax basis of accounting (the "TAX BASIS") consistent with the past practices of the Company. The Tax Basis used in the preparation of the Financial Statements (other than the 2000 Balance Sheet) is described on SCHEDULE 4.07(b)(i) hereto. The 2000 Balance Sheet has been prepared based on the books and records of the Company in accordance with GAAP and the policies and procedures summarized on SCHEDULE 4.07(b)(ii) hereto. Each of the Financial Statements other than the 2000 Balance Sheet (i) presents fairly the financial condition of the Company as of the dates indicated or the period indicated in accordance with the Tax Basis and (ii) contains and reflects adequate provisions for all deductible Taxes consistent with the Tax Basis with respect to the periods then ended and all prior periods.

                           (c)  Except as set forth on SCHEDULE 4.07(c), there
are no Liabilities of the Company other than: (i) any Liability accrued as a Liability on the 2000 Balance Sheet and (ii) Liabilities incurred since the date of the 2000 Balance Sheet in the ordinary course of business that do not, and will not, individually or in the aggregate, have a Material Adverse Effect.

                           (d)  No Debt of the Company will be outstanding as of
the Closing Date.

                           (e)  All accounts receivable of the Company are
reflected properly on its books and records, and represent valid and enforceable obligations arising from bona fide transactions in the ordinary course of business. Such accounts receivable are subject to no defenses, claims or rights of setoff, and are fully collectible in the ordinary course of business without cost in collection efforts therefor. Except as set forth in SCHEDULE 4.07(e),
(i) no account debtor is delinquent in its payment by more than sixty (60) days,
(ii) no account debtor has refused or threatened to refuse to pay its obligations for any reason, (iii) no account debtor is, to the knowledge of the Company or the Shareholder, insolvent or bankrupt, and (iv) no account receivable is pledged to any third party.

                           (f)  Except as disclosed in SCHEDULE 4.07(f), the
Company has (i) discharged its accounts payable and other current liabilities and obligations relating to the business and operations of the Company in accordance with the Tax Basis and consistent with the Company's past practices, but in any event in all cases before materially past due (except when in BONA FIDE dispute) and, (ii) purchased and maintained inventory in an amount and of a type and character in accordance with the Tax Basis, consistent with the Company's past practices and the reasonable requirements of the business and operations of the Company and intended to facilitate the sound operation of the business of the Company with regard to its current requirements and expectations.

                           (g)  The Company has maintained (and given Buyer and
its agents access to) its books, records and accounts, which are complete and correct and accurately reflect the activities of the Company, and which have been kept in accordance with sound business practices. The copies of the minute books and similar records of the Company previously delivered to Buyer contain accurate and complete records of all actions previously taken by the Shareholder, board of directors and committees of the board of directors of the Company.

                  4.08  ABSENCE OF CERTAIN CHANGES. Except as set forth on
SCHEDULE 4.08 or as otherwise disclosed in this Agreement, since the date of the 2000 Balance Sheet, the Business has been conducted in the ordinary course, and there has not been:

                           (a)   any event, occurrence, state of circumstances
or facts or change in the Company or in the Business that has had or that may be reasonably expected to have, either alone or together, a Material Adverse Effect;

                           (b)  any incurrence, assumption or guarantee of
any indebtedness for borrowed money by the Company in connection with the Business or otherwise;

                           (c)  any (i) payments by the Company in respect of
Debt of the Company or in satisfaction of any Liabilities of the Company related to the Business, other than in the ordinary course of business or (ii) creation, assumption or sufferance of the existence of (whether by action or omission) any Lien on any assets reflected on the 2000 Balance Sheet, other than Permitted Liens;

                           (d)  any (i) commitment made, or any Contract entered
into, by the Company, including any capital expenditures or commitments for additions to property, plant, equipment or intangible capital assets which exceed Twenty-Five Thousand Dollars ($25,000) individually or One Hundred Thousand Dollars ($100,000) in the aggregate, (ii) waiver, amendment, termination or cancellation of any Contract by the Company, or (iii) any relinquishment of any rights thereunder by the Company or of any other right or debt owed to the Company, other than, in each such case, actions taken in the ordinary course of business consistent with past practice;

                           (e)  any change in any compensation arrangement or
agreement or the entering into of any compensation arrangement or agreement with any director, officer, stockholder or employee of the Company;

                           (f)  any change by the Company in its accounting
principles, methods or practices or in the manner it keeps its books and records or any change by the Company of its current practices with regards to sales, receivables, payables or accrued expenses;

                           (g)  any sale, assignment, transfer, lease or other
disposition of or agreement to sell, assign, transfer, lease or otherwise dispose of any asset or property having a value of Twenty-Five Thousand Dollars ($25,000) in the aggregate other than in the ordinary course of business;

                           (h)  any loan to or guarantee or assumption of any
loan or obligation on behalf of any director, officer, stockholder or employee of the Company, except travel advances occurring in the ordinary course of business;

                           (i)  any distribution, dividend, bonus or other
payment (other than payments of base salary to the Company's employees in the ordinary course of business, consistent with past practices) by the Company to any officer, director, stockholder or Affiliate of the Company;

                           (j)  any material damage to or loss of any asset or
property, whether or not covered by insurance;

                           (k)  any change in employee relations which has or is
reasonably likely to have a Material Adverse Effect or a material adverse effect on the relationships between the employees and management of the Company; or

                           (l)  any negotiation or agreement by or on behalf of
the Company or the Shareholder to do any of the things described in this Section 4.08.

                  4.09  PROPERTIES; MATERIAL LEASES; TANGIBLE ASSETS.

                           (a)  The Company has a good and valid title to or, in
the case of leased properties or properties held under license, a good and valid leasehold or license interest in, all of the tangible properties and assets reflected on the 2000 Balance Sheet except for such assets as have been sold, transferred or otherwise disposed of in the ordinary course of business since the date of such 2000 Balance Sheet. Except as disclosed in SCHEDULE 4.09(a), the Company holds title to each such property and asset free and clear of all Liens, adverse claims, or any other rights of others or other adverse interests of any kind (collectively, "ENCUMBRANCES"), except Permitted Liens. Except as disclosed on SCHEDULE 4.09(a), there are no Encumbrances on the fee title of the leased properties.

                           (b)  All tangible properties and assets reflected on
the 2000 Balance Sheet are in all material respects in reasonably serviceable operating condition and repair and are adequate for the conduct of the Business in substantially the same manner as the Business has heretofore been conducted.

                           (c)  SCHEDULE 4.09(c) sets forth a true and complete
list of all real property owned or leased by the Company (collectively, the "REAL PROPERTY"), including the location of, and a brief description of the nature of the activities conducted on, such Real Property.

                  4.10 AFFILIATES. Except as set forth in SCHEDULE 4.10, neither the Company nor the Shareholder nor any of their related persons, nor, to the knowledge of the Company and the Shareholder, any of the officers or directors of the Company (or any family member of any such officer or director), now has or at any time subsequent to January 1, 1996, either directly or indirectly, had a material interest in:

                           (a)  any Person which furnishes or sells or during
such period furnished or sold services or products to the Company or purchases or during such period purchased from the Company any goods or services, or otherwise does or during such period did business with the Company; or

                           (b)  any contract, commitment or agreement to which
the Company is or during such period was a party or under which it is or was obligated or bound or to which any of its properties may be or may have been subject.

                  4.11 LITIGATION. Except as disclosed on SCHEDULE 4.11, (i) there are no actions, suits, claims, hearings, arbitrations, proceedings (public or private) or governmental investigations that have been brought by or against any Governmental Authority or any other Person (collectively, "PROCEEDINGS") pending or, to the knowledge of the Company and the

Shareholder, threatened, against or by the Company, any Affiliate of the Company, the Business or the Shares or which seeks to enjoin or rescind the transactions contemplated by this Agreement, nor, to the knowledge of the Company and the Shareholder, is there any valid basis for any such Proceeding; and (ii) there are no existing orders, judgments or decrees of any Governmental Authority naming the Company or the Shareholder as an affected party or otherwise affecting the Business or the Shares nor, to the knowledge of the Company and the Shareholder, is there any valid basis for any order, judgment or decree. SCHEDULE 4.11 sets forth a description of the damages or other relief sought in all Proceedings described therein.

                  4.12  MATERIAL CONTRACTS.

                           (a)  SCHEDULE 4.12(a) sets forth a complete list of
all existing Contracts that are material to the Company or the Business (collectively with the Employment Agreements, the "SCHEDULED CONTRACTS"), including without limitation, the following:

                                    (i)   each agreement or arrangement of the
         Company that requires or permits the other party thereto to require the payment or incurrence of Liabilities by the Company subsequent to the date of this Agreement of more than Twenty-Five Thousand Dollars ($25,000);

                                    (ii)  all Contracts relating to, or
         evidences of, or guarantees of, or providing security for, Debt or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset);

                                    (iii) all license, sale, distribution, sales
         representative, commission, marketing, agent, franchise, technical assistance or similar agreements relating to or providing for the marketing and/or sale of products or services to which the Company is a party or by which it is otherwise bound;

                                    (iv)  all acquisition, disposition,
         partnership, joint venture, teaming arrangements or other similar Contracts, arrangements or agreements entered into by the Company since January 1, 1996 or currently in effect;

                                    (v)   each agreement, arrangement, contract,
         commitment or obligation of the Company restricting or otherwise affecting the ability of the Company to compete in the Business or otherwise in any jurisdiction;

                                    (vi)  all license or other agreements
         relating to the use of Intellectual Property Rights, except any of the foregoing related to the use of generally available computer software;

                                    (vii) forms of all warranty agreements,
         product guarantees or indemnity agreements currently in effect with respect to any of the services heretofore rendered or products heretofore sold by the Company;

                                    (viii) all contracts or agreements in effect
         on the date hereof with any customer of the Company or with its Affiliates, with respect to which, on a combined basis, to the knowledge of the Company as of the date hereof, there is a reasonable probability of a loss at the gross margin level of Twenty-Five Thousand Dollars ($25,000);

                                    (ix)  written contracts and other written
         agreements with any current or former officer, director, employee, consultant, agent or other representative having a remaining term of more than six (6) months from the date hereof or providing for an obligation to pay and/or accrue compensation of Twenty-Five Thousand Dollars ($25,000) or more per annum, or providing for the payment of fees or other consideration in excess of Twenty-Five Thousand Dollars ($25,000);

                                    (x)   contracts and other agreements with
         any labor union or association representing any employee;

                                    (xi)  contracts and other agreements for the
         purchase or sale of inventory, equipment or services that contain an escalation, renegotiation or redetermination clause or which cannot be canceled without liability, premium or penalty if written notice is given thirty (30) days prior to the effective date of the notice;

                                    (xii) contracts and other agreements for the
         sale of any of its assets or properties other than in the ordinary course of business and for a sale price exceeding Twenty-Five Thousand Dollars ($25,000) in any one case (or in the aggregate, in the case of any series of related contracts or other agreements) or for the grant to any person of any preferential rights to purchase any of its or their assets or properties;

                                    (xiii) performance bonds, completion bonds,
         bid bonds, suretyship agreements and similar instruments and agreements; and

                                    (xiv) all other existing contracts or
         agreements, not otherwise covered by clauses (i) through (xiii), the loss of which could reasonably be expected to result in a Material Adverse Effect.

                           (b)  The Company and the Shareholder have made true
and correct copies of all Scheduled Contracts available to Buyer. Except as disclosed in SCHEDULE 4.12(b), each Scheduled Contract is a legal, valid and binding obligation of the Company and, to the best knowledge of the Company and the Shareholder, each other party thereto, enforceable against each such party thereto in accordance with its terms, and neither the Company nor any other party thereto is in material default thereunder. SCHEDULE 4.12(b) sets forth all Required Contractual Consents.

                  4.13  PERMITS; REQUIRED CONSENTS.

                           (a)  SCHEDULE 4.13(a) sets forth all material
approvals, authorizations, certificates, consents, licenses, orders and permits and other similar authorizations of all Governmental Authorities (and all other Persons) necessary for the operation of the Business as currently operated or affecting or relating in any way to the Business (the "PERMITS").

                           (b)  SCHEDULE 4.13(b) lists each governmental or
other registration, filing, application, notice, transfer, consent, approval, order, qualification and waiver required under Applicable Law to be obtained by the Company or the Shareholder by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby to avoid the loss of any material Permit, the violation or breach of, or a default under, any lease, commitment, note, indenture, mortgage, lien, instrument, plan, license or agreement, or the giving to others of any interests or rights, including rights of termination, acceleration or cancellation, in or with respect to the Company, or otherwise (each, a "REQUIRED GOVERNMENTAL APPROVAL" and collectively with the Required Contractual Consents, the "REQUIRED CONSENTS"). Except as set forth in SCHEDULE 4.13(b), each Permit is valid and in full force and effect in all material respects, and none of the material Permits will be terminated or become terminable or impaired in any material respect as a direct result of the transactions contemplated hereby.

                  4.14 COMPLIANCE WITH APPLICABLE LAWS. Except as set forth in SCHEDULE 4.14, the Company has not violated or infringed, and is not in violation or infringement of, any Applicable Law or any order, writ, injunction or decree of any Governmental Authority.

                  4.15 EMPLOYMENT AGREEMENTS; CHANGE IN CONTROL; AND EMPLOYEE BENEFITS.

                           (a)  SCHEDULE 4.15(a) sets forth a list of all
written agreements providing for employment, consulting, severance pay, continuation pay, termination pay, director, officer or employee indemnification, nondisclosure, non-competition, or commission pay matters, or other similar agreements of any nature whatsoever, and a written summary of any oral agreements covering such matters (collectively, "EMPLOYMENT AGREEMENTS") between the Company, on the one hand, and any current or former stockholder, officer, director, employee or Affiliate of the Company or any consultant or agent of the Company, on the other hand, that are currently in effect. Except as set forth on SCHEDULE 4.15(a), there are no Employment Agreements or any other similar agreements to which the Company is a party under which the transactions contemplated by this Agreement (i) will require any payment by the Company or Buyer or any consent or waiver from any person, or (ii) will result in any change in the nature of any rights of any person under any such Employment Agreement or other similar agreement. There are no noncompetition or nondisclosure agreements or similar agreements between any employee, officer or director of the Company, on the one hand, and any third party, on the other hand, or by which any such employee, officer or director is bound that has been breached, or may reasonably be expected to be breached, by the activities of such employee, officer or director on behalf of the Company.

                           (b)  SCHEDULE 4.15(b) sets forth all Benefit Plans of
the Company. With respect to each such Benefit Plan, the Company and the Shareholder have made available to Buyer true and correct copies of (i) all governing instruments and related agreements, including a written description of any Benefit Plan not set forth in writing, (ii) the three (3) most recently filed Federal Form 5500 series and accountant's opinion, if applicable, for each Employee Benefit Plan, (iii) the most recent IRS determination letter obtained with respect to each Benefit Plan intended to be qualified under Section 401(a) of the Code or exempt under Section 501(a) of the Code and (iv) the most recently prepared financial statements of each Benefit Plan.

                           (c)  Except as set forth on SCHEDULE 4.15(c), neither
the Company, nor any of its ERISA Affiliates sponsors or, within the last five
(5) years, has sponsored, maintained,
contributed to, or incurred an obligation to contribute to, any Employee
Pension Benefit Plan. Neither the Company nor any of its ERISA Affiliates sponsors or has ever sponsored, maintained, contributed to, or incurred an obligation to contribute to any Multiemployer Plan or to a Multiple Employer Plan.

                           (d)  No individual shall accrue or receive additional
benefits, service or accelerated rights to payments of benefits under any Benefit Plan, including the right to receive any parachute payment, as defined in Section 280G of the Code, or become entitled to severance, termination allowance or similar payments as a direct result of the transactions contemplated by this Agreement.

                           (e)  Each Benefit Plan has been maintained in all
material respects, by its terms and in operation, in accordance with ERISA and the Code, and there has been no violation of any reporting or disclosure requirement imposed by ERISA or the Code. Each Benefit Plan intended to be qualified under Section 401(a) of the Code, and each trust intended to be exempt under Section 501(a) of the Code, has been determined to be so qualified or exempt by the IRS, and since the date of each most recent determination, there has been no event, condition or circumstance that has adversely affected or is likely to adversely affect such qualified status. No Employee Benefit Plan has participated in, engaged in or been a party to any non-exempt Prohibited Transaction. With respect to any Employee Benefit Plan, (i) neither the Company, nor any of its ERISA Affiliates has had asserted against it any claim for taxes under Chapter 43 of Subtitle D of the Code and Section 5000 of the Code, or for penalties under ERISA Section 502(c), (i) or (l), nor, to the knowledge of the Company or the Shareholder, is there a basis for any such claim and (ii) no officer, director or employee of the Company has committed a material breach of any fiduciary responsibility or obligation imposed by Title I of ERISA. Other than routine claims for benefits, there is no claim or proceeding pending or, to the knowledge of the Company and the Shareholder, threatened, involving any Benefit Plan by any Person, or by the IRS, the United States Department of Labor or any other Governmental Authority against such Benefit Plan or the Company or any ERISA Affiliate.

                           (f)  In accordance with Applicable Law, each Benefit
Plan can be amended or terminated at any time, without consent from any other party and without liability other than for benefits accrued as of the date of such amendment or termination. The Company and its ERISA Affiliates have made full and timely payment of all amounts required to be contributed or paid as expenses under the terms of each Benefit Plan and Applicable Law, and the Company and its ERISA Affiliates shall continue to do so through the Closing.

                           (g)  The Company and its ERISA Affiliates have
complied in all material respects with the provisions of Part 6 of Title I of ERISA and Sections 4980B, 9801 and 9802 of the Code. The Company is not obligated to provide health care benefits of any kind to its retired employees pursuant to any Employee Benefit Plan or any agreement or understanding, other than as required by Applicable Law.

                  4.16  LABOR AND EMPLOYMENT MATTERS.

                           (a)  Except as set forth on SCHEDULE 4.16(a), no
collective bargaining agreement exists that is binding on the Company and, except as described on SCHEDULE 4.16(a), no petition has been filed or proceedings instituted by an employee or group of employees with any labor relations board seeking recognition of a bargaining representative. SCHEDULE 4.16(a) describes any organizational effort that, to the knowledge of the Company and the Shareholder, is currently being made or threatened or has been made since January 1, 1996 by or on behalf of any labor union to organize any employees of the Company.

                           (b)  Except as set forth on SCHEDULE 4.16(b), (i)
there is no labor strike, slow down or stoppage pending or, to the knowledge of the Company and the Shareholder, threatened, against or directly affecting the Company, (ii) no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending, and, to the knowledge of the Company and the Shareholder, no claims therefor exist, and (iii) neither the Company nor the Shareholder nor any of their respective Affiliates has received any notice or has any knowledge of any threatened labor or employment dispute, controversy or grievance or any other unfair labor practice proceeding or breach of contract claim or discrimination complaint or charge or action with respect to claims of, or obligations to, any employee or group of employees of the Company.

                           (c)  If required under the Workers Adjustment and
Retraining Notification Act or other applicable state law regulating plant closings or mass layoffs, the Company and each of its Affiliates have timely caused there to be filed or distributed, as appropriate, all required flings and notices with respect to employment losses occurring through the Closing Date.

                           (d) The Company has complied in all material respects
with all Applicable Laws, rules and regulations relating to the employment of labor, including Title VII of the Federal Civil Rights Act of 1964, as amended, the federal Occupational Safety & Health Act, and those relating to hours, wages, collective bargaining and the payment and withholding of Taxes and other sums as required by appropriate authorities.

                           (e) SCHEDULE 4.16(e)  sets  forth  a list  of the
names of all employees of the Company currently employed (the "EMPLOYEES") and indicates the current salary or wage rate of each Employee. All of such salaries, wages and benefits have been paid by the Company when due for all periods through the date hereof, and, as of the Closing Date, will have been paid by the Company when due for all periods through the Closing Date.

                  4.17 INTELLECTUAL PROPERTY. SCHEDULE 4.17 sets forth a complete and correct list of (a) all legally recognized intellectual property rights relating to the Company or the Business that are material to the Business (the "INTELLECTUAL PROPERTY RIGHTS") and (b) all of the Company's express or implied licenses to use such Intellectual Property Rights. With respect to all Intellectual Property Rights which are material to the conduct of the Business in the manner that the Business is being conducted as of the date hereof and has heretofore been conducted, and except as set forth in
SCHEDULE 4.17, (i) the Company either owns the entire right, title and interest in, to and under, or has acquired an express or an implied license to use, all such Intellectual Property Rights without payment to a third party or Affiliate of the Company or the Shareholder; (ii) no Proceedings have been instituted or is pending against the Company that involved or may involve a claim of infringement by any Person (including any Governmental Authority) of any such Intellectual Property Right; (iii) no such Intellectual Property Right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Company, or restricting the licensing thereof by the Company to any Person; and (iv) the current use of such Intellectual Property Rights does not conflict with, infringe upon or violate any legally recognized intellectual property rights of any Person.

                  4.18 ADVISORY FEES. Except as set forth on SCHEDULE 4.18, there is no investment banker, broker, finder or other intermediary or advisor that has been retained by or is authorized to act on behalf of the Company or the Shareholder who is entitled to any fee, commission or reimbursement of expenses from the Company, the Shareholder or the Buyer or any of their respective Affiliates upon consummation of the transactions contemplated by this Agreement or otherwise.

                  4.19  ENVIRONMENTAL COMPLIANCE.

                           (a)      Except as disclosed in SCHEDULE 4.19(a),
the Company has obtained all approvals, authorizations, certificates, consents, licenses, orders and permits or other similar authorizations of all Governmental Authorities, or from any other Person, that are required under any Environmental Law. SCHEDULE 4.19(a) sets forth all material permits, licenses and other authorizations issued under any Environmental Law relating to the Company or the Business.

                           (b)      Except as set forth in SCHEDULE 4.19(b),
the Company is in compliance with all terms and conditions of all Permits of all Governmental Authorities (and all other Persons) required under all Environmental Laws that are used in the Business or that relate to the Company. The Company is also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws.

                           (c)      Except as set forth in SCHEDULE 4.19(c),
there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or the Business that violate or may violate any Environmental Law after the Closing or that may give rise to any Environmental Liability, or otherwise form the basis of any claim, action, demand, suit, Proceeding, hearing, study or investigation (i) under any Environmental Law, (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any Hazardous Substance or (iii) resulting from exposure to workplace hazards.

                           (d)      The Company has delivered to Buyer all
environmental documents, studies and reports relating to: (i) any facilities or real property ever owned, operated or leased by the Company or (ii) any Environmental Liability of the Business or the Company.

                           (e)      Except as set forth in SCHEDULE 4.19(e),
no underground storage tanks, asbestos-containing materials or polychlorinated biphenyls have ever been located on property currently or formerly owned, operated or leased by the Company.

                  4.20 INSURANCE. Set forth in SCHEDULE 4.20 is a complete and correct list of all insurance policies of any kind currently in force with respect to the Company or the Business and also sets forth for each policy the type of coverage, the insureds, the insurer, the premium, the expiration date, the deductibles and loss retention amounts and the amounts of coverage. Such policies and binders are valid and enforceable in accordance with their terms, are in full force and effect, and insure against risks and liabilities of the kinds and in amounts customarily insured against by persons of established reputation engaged in the same or a similar business similarly situated. All premiums on all such policies have been paid to date and the Company has complied with all conditions of such policies and has received no notice of any failure to comply with the terms of such policies.

                  4.21  TAX MATTERS.

                           Except as set forth on SCHEDULE 4.21:

                           (a)      the Company has timely filed all Tax
Returns required to have been filed by it and all such Tax Returns are true, correct and complete in all respects; none of such Tax Returns contains, or will contain, a disclosure statement under Section 6662 of the Code (or any predecessor statute) or any similar provision of state, local or foreign law;

                           (b)      all Taxes  due and  payable  by the
Company (whether or not shown on any Tax Return) have been timely paid in full;

                           (c)      the Company has not received notice that
the IRS or any other taxing authority has asserted against the Company any deficiency in Taxes or claim for additional Taxes in connection with any tax period;

                           (d) all Tax deficiencies asserted or assessed
against the Company have been paid or finally settled and no issue has been raised by the IRS or any other taxing authority in any examination which, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined; no state of facts exists or has existed which would constitute grounds for the assessment of any liability for Taxes with respect to periods prior to the Closing which have not been examined by the IRS or any other taxing authority;

                           (e)      there is no pending or, to the knowledge
of the Company and the Shareholder, threatened, action, audit, proceeding or investigation with respect to (i) the assessment or collection of Taxes or
(ii) a claim for refund made by the Company with respect to Taxes previously paid;

                           (f)      the Company has withheld and paid over
all Taxes required to have been withheld and paid over in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party;

                           (g)      the Company has not waived any statute of
limitations with respect to, or any extension of a period for the assessment of or the filing of a return with respect to, any Tax; and

                           (h)      the Company has not been included in any
consolidated, combined or unitary Tax Return provided for under the laws of the United States, any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired; the Company has no liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise; the Company has not been a distributor and the stock of the Company has not been distributed in connection with a transaction intended to qualify as a distribution described in Section 355 of the Code; and there are no tax sharing agreements in effect between the Company and any other Person.

                  4.22 ACCURACY OF REPRESENTATIONS. No representation, warranty, statement, schedule or information furnished by the Company or the Shareholder to Buyer in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

                  4.23 RELATIONS WITH SUPPLIERS AND CUSTOMERS. No supplier or significant customer of the Company has canceled any contract, and there has been no threat by any supplier not to provide, products, supplies, or services (including utilities) to the Company within the twelve (12) months prior to the date of this Agreement. The Company's relationships with its customers and suppliers, and the relationships of each such supplier to its suppliers, are good, and neither the Company nor the Shareholder is aware of anything that would lead it to conclude that any such relationship may be in jeopardy.

                  4.24 ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither the Company nor any officer, employee or agent of the Company acting on its behalf has, directly or indirectly, (a) given or agreed to give any gift or similar benefit of more than nominal value to any customer, supplier, competitor or governmental employee or official which would subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (b) acted in any other unlawful manner with, to, or in connection with the Company's customers, suppliers, or competitors or (c) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to governmental officials or others or established or maintained any unlawful or unrecorded funds. Neither the Company, nor any director, officer, manager, agent, employee or other person acting on behalf of the Company has accepted or received any unlawful contributions, payments, gifts or expenditures.

                  4.25  CONDITION OF TANGIBLE ASSETS AND INVENTORIES.

                           (a)      All items of machinery, equipment, and
other tangible assets of the Company are in good operational condition, have been regularly and properly serviced and maintained in a manner that would not void or limit the coverage of any warranty thereon, other than items currently under, or scheduled for, repair or construction, and are adequate and fit to be used for the purposes for which they are currently used in the manner they are currently used. As of September 15, 2000, the Company had a backlog of orders from its customers the aggregate value of which was not less than Ten Million Five Hundred Thousand Dollars ($10,500,000).

                           (b)      The inventory of the Company consists of
items of merchantable quality and quantity usable or salable in the ordinary course of the Business, and are salable at prevailing market prices not less than the book value amounts thereof, and are not obsolete, damaged, slow-moving or defective. No item included in the inventory has been the subject of recall by a government agency.

                  4.26 BANK ACCOUNTS. SCHEDULE 4.26 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains accounts of any nature, the account numbers of all such accounts and the names of all persons authorized to draw thereon or make withdrawals therefrom.

                  4.27  PRODUCT LIABILITY.

                           (a)      PRODUCT  DESIGN.  Except as set forth on
SCHEDULE 4.27, there has not been and there is no action, suit, inquiry, proceeding or, to the best knowledge of the Company and the Shareholder, investigation by or before any court or governmental body pending or, to the best knowledge of the Company and the Shareholder, threatened against or involving the Company relating to any product alleged to have been manufactured or sold by the Company and alleged to have been defective, unsafe or improperly designed or manufactured, nor is there any valid basis for any such action, proceeding or investigation.

                           (b)      PRODUCT RECALLS.  There has not been any
product recall, or post-sale warning or similar action (collectively, "RECALLS") conducted with respect to any product manufactured, shipped, delivered or sold by the Company, or to the best knowledge of the Company and the Shareholder, any investigation or consideration of whether or not to undertake any Recall. The Company has not received written notice of any statement, citation or decision by any governmental regulatory or law enforcement authority stating that any product made, shipped, delivered or sold by the Company is defective or unsafe or fails to meet any standards promulgated by such authority, or has received written notice of any Recall ordered by any such authority, nor is there any valid basis for notice of any Recall.

                                    ARTICLE V

                     BUYER'S REPRESENTATIONS AND WARRANTIES

                  As an inducement to Company and the Shareholder to enter into this Agreement and to consummate the transactions contemplated herein, Buyer hereby represents and warrants to the Company and the Shareholder that:

                  5.01 ORGANIZATION AND EXISTENCE. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby. Buyer is duly qualified to do business as a foreign corporation in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary to carry on its business as now conducted, except for those jurisdictions where in the aggregate the failure to be so qualified is not, and is not reasonably expected to become, material.

                  5.02 CORPORATE AUTHORIZATION. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby are within the corporate powers of Buyer and have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement constitutes a legal, valid and binding agreement of Buyer, enforceable in accordance with its terms.

                  5.03 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance of this Agreement by Buyer require no action by, consent or approval of, or filing with, any Governmental Authority other than (a) compliance with any applicable requirements of the HSR Act; (b) filings required to be made after the Closing under the Securities Act of 1933, as amended, or state securities laws; and (c) any actions, consents, approvals or filings otherwise expressly referred to in this Agreement.

                  5.04 NON-CONTRAVENTION. The execution, delivery and performance by the Buyer of this Agreement does not and will not (a) contravene or conflict with the Buyer's Certificate of Incorporation or Bylaws, (b) contravene or constitute a default under any material agreement to which Buyer is a party, or (c) assuming compliance with the matters referred to in Section 5.03, contravene or conflict with or constitute a violation of any provision of any Applicable Law binding upon or applicable to the Buyer.

                  5.05 LITIGATION. There is no Proceeding pending against, or to the best knowledge of the Buyer, threatened against or affecting, the Buyer before any court or arbitrator or any governmental body, agency or official that challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

                                   ARTICLE VI

                  COVENANTS OF THE SHAREHOLDER AND THE COMPANY

                  Each of the Shareholder and the Company, jointly and severally, agree that:

                  6.01 CONDUCT OF THE BUSINESS. From the date hereof until the Closing Date, the Company shall conduct the business in the ordinary course and use its best efforts, without paying or increasing the compensation, payments, remuneration or fees payable to any Person (except in the ordinary course of business, consistent with past practice), to preserve intact the Business, the business organizations and relationships of the Business and goodwill with third parties and keep available the services of the present officers, employees, agents and other personnel of the Business. Without limiting the generality of the foregoing, from the date hereof until the Closing
Date:

                           (a)  without the Buyer's prior consent, the Company
will not and will not agree to, and the Shareholder will not permit the Company to or to agree to:

                                    (i)  purchase or otherwise acquire assets or
         securities from any other Person, or sell or transfer any assets of the Company, other than in the ordinary course of business;

                                    (ii) incur any Liability, except
         Liabilities (A) incurred in the ordinary course of business in which the aggregate dollar amount of all such Liabilities incurred by the Company does not exceed One Hundred Thousand Dollars ($100,000), (B) incurred pursuant to existing obligations of the Company that are disclosed in the Schedules hereto or (C) expressly contemplated by the terms of this Agreement;

                                    (iii) amend or modify in any material
         respect or terminate any Scheduled Contract or any other Contract entered into by the Company after the date hereof which, if in existence on the date hereof, would be required to be set forth in the SCHEDULE 4.12(a) as a Scheduled Contract (each, a "SUBSEQUENT MATERIAL CONTRACT");

                                    (iv) make or commit to make any capital
         expenditure, or group of related capital expenditures, in excess of Fifty Thousand Dollars ($50,000) for the Company, other than capital expenditures expressly required under any Scheduled Contract or any Subsequent Material Contract;

                                    (v) (A) increase  the rate or terms of
         compensation payable or to become payable to its directors, officers or employees, (B) pay or agree to pay any bonus, stock option, severance, pension, retirement allowance or other employee benefit not provided for by any Employee Plan, Benefit Arrangement or Employment Agreement set forth in the Schedules hereto, or (C) enter into any material employment agreement with or for the benefit of any Person;

                                    (vi) make any change in its accounting
         methods or in the manner of keeping its books and records or any change in its current practices with respect to accounting for or recording sales, receivables, payables or accrued expenses;

                                    (vii) declare or pay any dividend or make
         any distribution in respect of any of its Equity Securities or, directly or indirectly, redeem, purchase or otherwise acquire any of its Equity Securities or the Equity Securities of any of its Affiliates, make any other payments of any kind to the holders of any of its Equity Securities in respect thereof or to the holders of any Equity Securities of any of its Affiliates in respect thereof or issue any shares of Equity Securities except in connection with any vested options of the Company;

                                    (viii) amend its Certificate of
         Incorporation or Bylaws.

                                    (x) take any action or inaction or group
         or combination of actions or inactions that results in, or could reasonably be expected to result in, a breach of any representation, warranty, covenant or agreement contained in this Agreement or a Material Adverse Effect.

                           (b) the Company will, and the Shareholder will cause the Company to:

                                    (i) (A) maintain the Company's assets in
         the ordinary course of business in reasonably serviceable operating order and condition, reasonable wear and tear, damage by fire and other casualty excepted, (B) promptly repair, restore or replace any material assets to the extent such repair, restructure or replacement would be done in the ordinary course of business and (C) upon any damage, destruction or loss to any of such assets, apply any and all insurance proceeds received with respect thereto to the prompt repair, replacement and restoration thereof to the condition of such assets before such event to the extent reasonably practicable;

                                    (ii) file all Tax Returns required to be
         filed and make timely payment of all applicable Taxes when due;

                                    (iii) use its best efforts to obtain,
         prior to the Closing Date, all Required Consents;

                                    (iv) comply with, and maintain the
         effectiveness of, all material Permits;

                                    (v) promptly notify the Buyer in writing
         if the Company or the Shareholder has knowledge of any action, event, condition or circumstance, or group of actions, events, conditions or circumstances that results in, or could reasonably be expected to result in, a Material Adverse Effect, other than changes in general economic conditions;

                                    (vi) promptly notify the Buyer in writing
         of the commencement of any Proceeding by or against the Company, or of becoming aware of any material claim, action, suit, inquiry, proceeding, notice of violation, subpoena, government audit or disallowance that could reasonably be expected to result in a Proceeding;

                                    (vii) notify the Buyer in writing of the
         occurrence of any breach by the Company or the Shareholder of any representation or warranty, or any covenant or agreement contained in this Agreement, promptly after the Company or the Shareholder becomes aware of any such breach; and

                                    (viii) pay accounts payable and pursue
         collection of its accounts receivable in the ordinary course of business.

                  6.02 COMPLIANCE WITH TERMS OF REQUIRED GOVERNMENTAL APPROVALS AND REQUIRED CONTRACTUAL CONSENTS. On and after the Closing Date, the Company and the Shareholder shall comply at their own expense with all conditions and requirements applicable to any of them set forth in (a) each Required Governmental Approval to the extent necessary such that all such Required Governmental Approvals will remain in full force and effect assuming continued compliance with the terms thereof by Buyer and (b) each Required Contractual Consent to the extent necessary such that all such Required Contractual Consents will remain effective and enforceable against the Persons giving such Required Contractual Consents assuming continued compliance with the terms thereof by Buyer.

                  6.03 MAINTENANCE OF INSURANCE POLICIES. Until the Closing Date, the Company shall not, and the Shareholder shall cause the Company to not, take or fail to take any action if such action or inaction would adversely affect the applicability of any insurance in effect on the date hereof that covers all or any material part of the assets of the Company or the Business.

                  6.04 TRANSACTIONS AFFECTING THE SHARES. From the date hereof until the Closing Date, the Shareholder shall take all actions necessary so that all Share Encumbrances are eliminated prior to the Closing Date, and shall not (whether voluntarily or involuntarily, and whether currently or prospectively) sell, transfer or otherwise dispose of any of the Shares or any interest therein or create (or permit the creation of) any Share Encumbrance on any of the Shares.

                  6.05 CORPORATE EXAMINATIONS AND INVESTIGATIONS. Prior to the Closing Date, Buyer shall be entitled, through its employees and representatives, to make such investigation of the assets, liabilities, properties, business and operations of the Company, and such examination of the books, records and financial condition of the Company, as Buyer reasonably determines is necessary.

                  6.06 NO SOLICITATION OF TRANSACTIONS. Each of the Company and the Shareholder agrees that it will not, and will cause its officers, directors, employees, Affiliates, representatives or agents, as applicable, not to, directly or indirectly, solicit, encourage, initiate or hold discussions or negotiations with, provide any nonpublic information to, or enter into any agreement with, any person (other than Buyer's Affiliates, associates or any of Buyer's officers, directors, employees or other authorized representatives) (a "THIRD PARTY") concerning the Business or the Company in connection with any merger, consolidation, sale of substantial assets or of a significant amount of assets, sale of securities, acquisition of beneficial ownership of securities of the Company, voting of securities of the Company, liquidation, dissolution or similar transaction or business combination (each being hereinafter referred to as an "ACQUISITION TRANSACTION") involving the Company. The Company and the Shareholder shall promptly inform Buyer of any inquiry (including the terms thereof and the identity of the Third Party making such inquiry) which it may receive in respect of an Acquisition Transaction involving the stock, assets or business of the Company and, if in writing, furnish to Buyer a copy of any such inquiry. Each of the Company and the Shareholder hereby represents that it is not now engaged in discussions or negotiations with any party other than Buyer with respect to any of the foregoing.

                  6.07 LIFE INSURANCE. Upon the reasonable request of the Buyer, the Shareholder shall cooperate with the Buyer's attempts to obtain an insurance policy on the life of the Shareholder. Without limiting the foregoing, the Shareholder shall submit to one or more physical examinations, supply all information required by prospective insurance companies and take all other reasonable action to assist in obtaining such life insurance coverage. Under no circumstances shall the Shareholder be required to incur financial obligations in connection with any such insurance policy. The Shareholder shall have no interest in any such insurance policy.

                                  ARTICLE VII

                           COVENANTS OF ALL PARTIES

                  The parties hereto agree that:

                  7.01 FURTHER ASSURANCES. The Buyer, the Company and the Shareholder shall execute and deliver such other documents, certificates, agreements and other writings and shall take such other actions as may be reasonably necessary or desirable (including, without limitation, obtaining the Required Consents and making necessary filings with all Governmental

Authorities), in order to consummate or implement expeditiously the transactions contemplated by this Agreement. Notwithstanding the foregoing, no party hereto shall have any obligation to expend any funds or to incur any other obligation in connection with the consummation of the transactions contemplated hereby other than normal out-of-pocket expenses (such as fees and expenses of counsel and accountants) reasonably necessary to consummate such transactions.

                  7.02 CONFIDENTIALITY; PUBLIC ANNOUNCEMENTS. Prior to the Closing, the parties hereto shall use their best efforts to keep this Agreement and the execution and terms hereof confidential, and shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby. Either party may, however, disclose such matters to its directors, officers, executive employees and professional advisors to such extent as may be reasonable for the negotiation, execution and consummation of this Agreement. Each party shall keep confidential all information concerning the other obtained pursuant to this Agreement and shall not use such information except in connection with the transactions set forth herein. The foregoing obligations of confidentiality in this Section 7.02 do not pertain to the disclosure of information which is generally available to the public, is required to be disclosed by any court or either party discloses, upon advice of counsel, in order to comply with Applicable Law. The parties hereto recognize and agree that in the event of a breach by a party of this Section 7.02, money damages would not be an adequate remedy to the injured party for such breach and, even if money damages were adequate, it would be impossible to ascertain or measure with any degree of accuracy the damages sustained by such injured party therefrom. Accordingly, if there should be a breach or threatened breach by a party of the provisions of this Section 7.02, the injured party shall be entitled to an injunction restraining the breaching party from any breach without showing or proving actual damage sustained by the injured party. Nothing in the preceding sentence shall limit or otherwise affect any remedies that a party may otherwise have under Applicable Law.

                  7.03 ADMINISTRATION OF ACCOUNTS. All payments and reimbursements received by the Shareholder or any Affiliate thereof after the Closing Date from any third party in the name of or to the Company in connection with or arising out of any business of the Company, including without limitation the Business, shall be held by the Shareholder or such Affiliate in trust for the benefit of the Company and, immediately upon receipt by the Shareholder or such Affiliate of any such payment or reimbursement, the Shareholder shall pay, or cause to be paid, over to the Company the amount of such payment or reimbursement without right of set off.

                  7.04 HSR ACT COMPLIANCE. In connection with the transactions contemplated by this Agreement, Buyer and the Company shall comply and, to the extent necessary, shall cause their Affiliates to comply, with the initial notification and reporting requirements of the HSR Act by the fifth (5th) Business Day after the date hereof.

                                ARTICLE VIII

                            CONDITIONS TO CLOSING

                  8.01 CONDITIONS TO OBLIGATION OF THE BUYER. The obligations of the Buyer to consummate the Closing are subject to the satisfaction of each of the following conditions:

                           (a)      (i) the Company and the Shareholder shall
have performed and satisfied in all material respects each of their respective obligations hereunder required to be performed and satisfied by either of them on or prior to the Closing Date, (ii) each of the representations and warranties of the Company and the Shareholder contained herein, individually, shall have been true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing with the same force and effect as if made as of the Closing (except to the extent any such representation or warranty speaks as of a specific date), (iii) all of the representations and warranties of the Company and the Shareholder contained herein, in the aggregate, shall have been true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing with the same force and effect as if made as of the Closing (except to the extent any such representation or warranty speaks as of a specific date), and (iv) the Buyer shall have received certificates signed by the Shareholder and a duly authorized executive officer of the Company to the foregoing effect and to the effect that the conditions specified within this Section 8.01 have been satisfied.

                           (b)      All Required Governmental Approvals and
Required Contractual Consents shall have been obtained without condition, and shall be in full force and effect. No Proceedings shall have been instituted or threatened by any Governmental Authority with respect to any Required Governmental Approval as to which there is a material risk of a determination that would terminate the effectiveness of, or otherwise materially and adversely modify the terms of, any such Required Governmental Approval. All conditions and requirements prescribed by Applicable Law, any Required Contractual Consent or any Required Governmental Approval to be satisfied on or prior to the Closing Date shall have been satisfied to the extent necessary such that all such Required Contractual Consents and Required Governmental Approvals are, and will remain, in full force and effect assuming continued compliance with the terms thereof after the Closing.

                           (c)      The transactions contemplated by this
Agreement and the consummation of the Closing shall not violate any Applicable Law. There shall be no Proceedings under way or threatened by any Governmental Authority (or determinations by any Governmental Authority) or by any other Person challenging or in any manner seeking to restrict or prohibit the sale of the Shares contemplated hereby or the consummation of the Closing or the transactions contemplated hereby, or to impose conditions that would be reasonably likely to have a Material Adverse Effect.

                           (d) Since the date hereof, there shall not have
been any event, occurrence, development or state of circumstances or facts or change in the Company, the Shareholder or the Business that has had or that may be reasonably expected to have, either alone or together with all such events, occurrences, developments, states of circumstances or facts or changes, a Material Adverse Effect.

                           (e)      The  Shareholder shall have executed and
delivered to Buyer a noncompetition agreement substantially in the form of EXHIBIT D hereto.

                           (f)      The  Shareholder shall have executed and
delivered to Buyer an employment agreement substantially in the form of EXHIBIT E hereto.

                           (g)      The Shareholder shall have executed and
delivered to Buyer the Escrow Agreement.

                           (h)      Buyer shall have received an opinion of
counsel from Dynes & Garbig Co., L.P.A., counsel to the Company and the Shareholder, dated the Closing Date, substantially in the form attached hereto as EXHIBIT G hereto.

                           (i)      The Shareholder and its Affiliates, if
requested by Buyer, shall have executed and delivered to Buyer terminations of any agreements between such Persons and the Company at no cost.

                           (j)      The Company shall have provided to Buyer
lessor consents and estoppels reasonably satisfactory to Buyer with respect to all real property leased by the Company and evidence of title insurance reasonably satisfactory to Buyer with respect to all real property owned by the Company.

                           (k)      Each of Dynes & Garbig Co., L.P.A. and
Esarey, Kirsch & Esarey, P.C. shall have delivered letters to the Company and Buyer confirming payment of all monies owed to them by the Company or any of its Affiliates, releasing the Company and its Affiliates from any further liability and acknowledging that they do not have any claim against Buyer or any of its Affiliates in connection therewith or as a result thereof.

                           (l)      The Shareholder shall have provided to
Buyer a release, in mutually acceptable form, acknowledging that the Shareholder does not have any claim against Buyer or the Company in connection with any moneys, liabilities or obligations then or thereafter owed to the Shareholder by the Company other than pursuant to this Agreement, any agreement attached hereto, or any other agreement entered into in connection with the transactions contemplated by this Agreement and to which Buyer has consented in writing.

                           (m)      Buyer shall have completed a due
diligence examination of the Company and the Business with results satisfactory to Buyer in its sole discretion.

                           (n)      Buyer shall have received certified
copies of the Company's Articles of Incorporation and Bylaws and resolutions of the Company's Board of Directors, in form reasonably satisfactory to Buyer, approving the execution and delivery of this Agreement and the transactions contemplated hereby and thereby.

                           (o)      The form and substance of all
certificates, instruments, opinions and other documents delivered to Buyer under this Agreement shall be satisfactory in all reasonable respects to Buyer and its counsel. Without limiting the generality of the foregoing, Buyer shall have received instruments or assurances reasonably satisfactory to it evidencing the cancellation or absence of a valid claim to the shares represented by any previously issued stock certificates that have not been returned to the Company and duly cancelled.

                           (p)      Since the date hereof, the Business shall
not have sustained any material loss or damage, whether or not insured.

                           (q)      Buyer shall have received and approved
the policies of title insurance with respect to the Real Property owned by the Company showing fee title vested in the Company and, with respect to each of the properties leased by the Company, showing the Company as being vested with a leasehold estate. Each policy may be in the form of either a new policy of title insurance or a reissue of an existing policy of title insurance. Each policy will be with a title insurer and in amounts acceptable to Buyer. Buyer may elect to have such policies be in the form of CLTA Standard Coverage or ALTA Extended Coverage.

                           (r)      The Shareholder shall have provided to
Buyer a duly executed certification of non-foreign status described in the Treasury Regulations promulgated under Section 1445 of the Code in form and substance reasonably satisfactory to Buyer.

                           (s)      Buyer shall have received evidence
reasonably acceptable to Buyer that all Debt of the Company has been discharged by the Company and all Liens related to such Debt have been released or are being released concurrent with the Closing.

                           (t)      Buyer shall have received evidence
reasonably acceptable to Buyer that the Loan Agreement, dated November 30, 1998, between the Company and Bank One NA and all related documents have been terminated without cost or Liability to the Company or Buyer.

                  8.02 CONDITIONS TO OBLIGATION OF SHAREHOLDER. The obligations of the Shareholder to consummate the Closing are subject to the satisfaction of each of the following conditions unless waived by the
Shareholder:

                           (a)      The Buyer shall have  performed and
satisfied in all material respects each of its obligations hereunder required to be performed and satisfied by it on or prior to the Closing Date;
(ii) each of the representations and warranties of Buyer contained herein, individually, shall have been true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing with the same force and effect as if made as of the Closing (except to the extent any such representation or warranty speaks as of a specific date); (iii) all of the representations and warranties of Buyer contained herein, in the aggregate, shall have been true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing with the same force and effect as if made as of the Closing (except to the extent any such representation or warranty speaks as of a specific date); and (iv) the Shareholder shall have received a certificate signed by a duly authorized executive officer of Buyer to the foregoing effect and to the effect that the conditions specified within this
Section 8.02 have been satisfied.

                           (b)      All Required Governmental Approvals and
Required Contractual Consents shall have been obtained without condition, and shall be in full force and effect. No Proceedings shall have been instituted or threatened by any Governmental Authority with respect to any Required Governmental Approval as to which there is a material risk of a determination that would terminate the effectiveness of, or otherwise materially and adversely modify the terms of, any such Required Governmental Approval. All conditions and requirements prescribed by Applicable Law, any Required Contractual Consent or any Required Governmental Approval to be satisfied on or prior to the Closing Date shall have been satisfied to the extent necessary such that all such Required Contractual Consents and Required Governmental Approvals are, and will remain, in full force and effect assuming continued compliance with the terms thereof after the Closing.

                           (c)      The transactions contemplated by this
Agreement and the consummation of the Closing shall not violate any Applicable Law. There shall be no actions or Proceedings under way or threatened by any Governmental Authority (or determinations by any Governmental Authority) or by any other Person challenging in any manner or seeking to materially restrict, prohibit or condition the sale of the Shares contemplated hereby or the consummation of the Closing.

                           (d)      The Shareholder shall have received an
opinion of counsel from Gibson, Dunn & Crutcher LLP, counsel to the Buyer, dated the Closing Date substantially in the form attached hereto as EXHIBIT H.

                           (e)      Buyer shall have executed and delivered
to the Shareholder an employment agreement substantially in the form attached as EXHIBIT E hereto.

                           (f)      Buyer shall have executed and delivered
Shareholder the Escrow Agreement.

                           (g)      Shareholder shall have received certified
copies of Buyer's charter documents and resolutions of Buyer's board of directors, in form reasonably satisfactory to the Shareholder, approving the execution and delivery of the Agreement and the transactions contemplated hereby.

                                   ARTICLE IX

                                 INDEMNIFICATION

                  9.01     AGREEMENT TO INDEMNIFY.

                           (a)      Buyer and its Affiliates (collectively,
the "BUYER INDEMNITEES") shall each be indemnified and held harmless to the extent set forth in this Article IX by the Shareholder in respect of any and all Damages incurred by any Buyer Indemnitee as a result of:

                           (1) any inaccuracy or misrepresentation in or breach of any representation, warranty, covenant or agreement made in this Agreement by the Company or the Shareholder at any time;

                           (2) any Environmental Liability (regardless of whether such Environmental Liability constitutes a breach of any representation or warranty contained in this Agreement): (A) of the Company or the Shareholder, in its capacity as such, whether presently in existence or arising hereafter; or (B) relating to the Business, the Company or the Real Property, which arises from acts, events, conditions or circumstances existing or occurring on or before the Closing Date; and

                           (3) all Taxes for which the Company is or could be held liable with respect to (i) any taxable period ending on or prior to the Closing Date, and (ii) any taxable period that includes and ends after the Closing Date (an "OVERLAP PERIOD") in an amount equal to the liability for Taxes that would have resulted had the Overlap Period ended at the close of business on the Closing Date (utilizing, if applicable, the actual tax rate imposed on a particular category of income by the applicable taxing jurisdiction), in each case except to the extent such Taxes are included and specifically identified as a liability for such Taxes in the Final Equity Calculation;

PROVIDED, that Buyer shall be entitled to recover such Damages from the escrow fund created pursuant to the Escrow Agreement, subject to the terms and conditions thereof.

                           (b)      The Shareholder and their respective
Affiliates (collectively, the "SHAREHOLDER INDEMNITEES") shall each be indemnified and held harmless to the extent set forth in this Article IX by Buyer in respect of any and all Damages incurred by any Shareholder Indemnitee as a result of any inaccuracy or misrepresentation in or breach of any representation, warranty, covenant or agreement made by the Buyer in this Agreement.

                           (c)      Except to the extent of confidentiality
provisions in this Agreement, no Person shall have any claim or cause of action as a result of any inaccuracy or misrepresentation in or breach of or failure to perform any representation, warranty, covenant, agreement or obligation of any Indemnifying Party referred to in this Section 9.01 against any Affiliate, member, stockholder, director, officer, employee, consultant or agent of such Indemnifying Party. Nothing set forth in this Article IX shall be deemed to prohibit or limit any Buyer Indemnitee's or Shareholder Indemnitee's right at any time before, on or after the Closing Date, to seek injunctive or other equitable relief for the failure of any Indemnifying Party to perform any covenant or agreement contained herein.

                           (d)      The maximum aggregate liability of the
Shareholder to indemnify the Buyer Indemnitees under this Article IX shall not exceed Six Million Dollars ($6,000,000).

                           (e)      The Shareholder shall have no obligation
to pay any amount of indemnity under Section 9.01(a) unless and until the aggregate amount of Damages incurred in respect of all claims for which indemnity would be payable by the Shareholder under Section 9.01(a) but for this Section 9.01(e) exceeds One Hundred Thousand Dollars ($100,000) (the "DEDUCTIBLE"), whereupon the Shareholder shall be liable under Section 9.01(a) (subject to the other limitations of this Article IX) for all amounts of such Damages over the Deductible.

                  9.02     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
COVENANTS.

                           (a)      All representations, warranties,
covenants, agreements and obligations of each Indemnifying Party contained herein and all claims of any Buyer Indemnitee or Shareholder Indemnitee in respect of any breach of any representation, warranty, covenant, agreement or obligation of any Indemnifying Party contained in this Agreement, shall survive the Closing and shall expire on the second (2nd) anniversary of the Closing Date, except that:

                           (1) the covenants, agreements and obligations contained in this Agreement or in the Exhibits attached hereto which by their terms shall be performed after the Closing (including, without limitation, the covenants set forth in Sections 2.03 and 2.04 and Articles IX and XI hereof) shall survive the Closing and not expire unless otherwise provided in this Agreement, including, without limitation, in this Section 9.02(a); PROVIDED, HOWEVER, that obligations of the Indemnifying Parties set forth in this
                                   Article IX shall be limited to the
                                   obligations to provide indemnity only in respect of claims for indemnification for which written notice as provided in Section
                                   9.03 has been given by a Buyer Indemnitee prior to expiration, as provided in this
                                   Section 9.02(a), of the representations, warranties, covenants, agreements and obligations upon which such claims for indemnification are based; and

                           (2) each of the following representations, warranties, covenants, agreements and obligations shall survive the Closing Date and shall expire thirty (30) days after the expiration of all applicable statutes of limitations, including extensions thereof:

                           (A) the representations, warranties, covenants, agreements and obligations set forth in Sections 3.01, 3.02, 4.01, 4.02, 4.03, 4.18,
                                   4.21 and 11.03 of this Agreement, and all claims of any Buyer Indemnitee in respect of any breach of or inaccuracy or misrepresentation in any such representation, warranty, covenant, agreement or obligation against the Shareholder as Indemnifying Parties, regardless of whether such breach, inaccuracy or misrepresentation arises out of fraud, gross negligence or willful misconduct;

                           (B) all claims of any Buyer Indemnitee in respect of any inaccuracy or misrepresentation in or the breach of any representation, warranty, covenant, agreement or obligation made by the Company or the Shareholder in this Agreement arising out of fraud, gross negligence or willful misconduct;

                           (C) the representations, warranties, covenants, agreements and obligations set forth in Sections 5.01 and 5.02 of this Agreement and all claims of any Shareholder Indemnitee in respect of any breach of or inaccuracy or misrepresentation in any such representation, warranty, covenant, agreement or obligation against the Buyer as Indemnifying Party, regardless of whether such breach, inaccuracy or misrepresentation arises our of fraud, gross negligence or willful misconduct; and

                           (D) all claims of any Shareholder Indemnitee in respect of any inaccuracy or misrepresentation in or breach of any representation, warranty, covenant, agreement or obligation made by Buyer in this Agreement arising out of fraud, gross negligence or willful misconduct;

                           (3) the representations and warranties set forth in Section 4.19 of this Agreement and all claims of any Buyer Indemnitee in respect of any breach of or inaccuracy or misrepresentation in any such representation or warranty against the Shareholder as an Indemnifying Party, as well as the obligations of the Indemnifying Parties set forth in Section 9.01(a)(2) hereof, shall expire on the fourth (4th) anniversary of the Closing Date with respect to claims of a Buyer Indemnitee against the Shareholder as Indemnifying Party in connection with Damages not relating to a Third Party Claim, and shall otherwise survive only with respect to claims of a Buyer Indemnitee against the Shareholder as Indemnifying Party in connection with Damages relating to a Third Party Claim.

                           (b)     Notwithstanding anything herein to the
contrary, indemnification for claims for which written notice as provided in
Section 9.03 has been timely given prior to the expiration of the representation, warranty, covenant, agreement or obligation upon which such claim is based as provided herein shall not expire, and claims for indemnification may be pursued, until the final resolution of such claim in accordance with Sections 9.03 and 11.11.

                  9.03 CLAIMS FOR INDEMNIFICATION. If any Indemnitee shall believe that such Indemnitee is entitled to indemnification pursuant to this Article IX, such Indemnitee shall give the appropriate Indemnifying Parties prompt written notice thereof. Any such notice shall set forth in reasonable detail and to the extent then known the basis for such claim for indemnification. The failure of such Indemnitee to give notice of any claim for indemnification promptly, but within the periods specified by Section 9.02, shall not adversely affect such Indemnitee's right to indemnity hereunder except to the extent that such failure adversely affects the right of the Indemnifying Parties to assert any reasonable defense to such claim. Each such claim for indemnity shall expressly state that the Indemnifying Parties shall have only the thirty (30) day period referred to in the next sentence to dispute or deny such claim. The Indemnifying Parties shall have thirty (30) days following its receipt of such notice either (y) to acquiesce in such claim and their respective responsibilities to indemnify the Indemnitee in respect thereof in accordance with the terms of this Article IX by giving such Indemnitee written notice of such acquiescence or (z) to object to the claim by giving such Indemnitee written notice of the objection.

                  9.04 DEFENSE OF CLAIMS. In connection with any claim which may give rise to indemnity under this Article IX resulting from or arising out of any claim or Proceeding against an Indemnitee by a Person that is not a party hereto, the Indemnifying Parties may (unless such Indemnitee elects not to seek indemnity hereunder for such claim), upon written notice sent at any time to the relevant Indemnitee, assume the defense of any such claim or Proceeding if all Indemnifying Parties with respect to such claim or Proceeding jointly acknowledge to the Indemnitee the Indemnitee's right to indemnity pursuant hereto in respect of the entirety of such claim (as such claim may have been modified through written agreement of the parties or arbitration hereunder) and provide assurances, reasonably satisfactory to such Indemnitee, that the Indemnifying Parties will be financially able to satisfy such claim or Proceeding is decided adversely. If the Indemnifying Parties assume the defense of any such claim or Proceeding, the Indemnifying Parties shall select counsel reasonably acceptable to such Indemnitee to conduct the defense of such claim or Proceeding, shall take all steps reasonably necessary in the defense or settlement thereof and shall at all times diligently and promptly pursue the resolution thereof. If the Indemnifying Parties shall have assumed the defense of any claim or Proceeding in accordance with this Section 9.04, the Indemnifying Parties shall be entitled to consent to a settlement of, or the entry of any judgment arising from, any such claim or Proceeding, with the prior written consent of such Indemnitee, which consent shall not be unreasonably withheld; PROVIDED, HOWEVER, that the Indemnifying Parties shall pay or cause to be paid all amounts arising out of such settlement or judgment either concurrently with the effectiveness thereof or shall obtain and deliver to such Indemnitees prior to the execution of such settlement a general release executed by the Person not a party hereto, which general release shall release such Indemnitee from any liability in such matter; PROVIDED, FURTHER, that the Indemnifying Parties shall not be authorized to encumber any of the assets of any Indemnitee or to agree to any restriction that would apply to any Indemnitee or to its conduct of business; and PROVIDED, FURTHER, that a condition to any such settlement shall be a complete release of such Indemnitee and its Affiliates, officers, employees, consultants and agents with respect to such claim. Such Indemnitee shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. Each Indemnitee shall, and shall cause each of its Affiliates, officers, employees, consultants and agents to, cooperate fully with the Indemnifying Parties in the defense of any claim or Proceeding being defended by the Indemnifying Parties pursuant to this Section 9.04. If the Indemnifying Parties do not assume the defense of any claim or Proceeding resulting therefrom in accordance with the terms of this Section 9.04, such Indemnitee may defend against such claim or Proceeding in such manner as it may deem appropriate, including settling such claim or Proceeding after giving notice of the same to the Indemnifying Parties, on such terms as such Indemnitee may deem appropriate. If the Indemnifying Parties seek to question the manner in which such Indemnitee defended such claim or Proceeding or the amount of or nature of any such settlement, the Indemnifying Parties shall have the burden to prove by a preponderance of the evidence that such Indemnitee did not defend such claim or Proceeding in a reasonably prudent manner. If the Indemnitee has assumed control of a claim or Proceeding, the Indemnitee shall be entitled to consent to a settlement of, or the entry of any judgment arising from, any such claim or Proceeding, with the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

                  9.05 CLAIMS AGAINST ESTATE. In the event of the death of the Shareholder at a time when Buyer has any pending or known claims under this Article IX, Buyer will submit a proof of claim in respect thereof in connection with the administration of the Shareholder's estate (the "ESTATE"). In respect of the continuing obligations of the Shareholder to indemnify Buyer pursuant to this Article IX, Buyer will similarly file a proof of claim in respect of such ongoing contingent liability; PROVIDED, HOWEVER, that Buyer agrees to accept, in full satisfaction of all such contingent claims, the payment of liquidated damages by the Estate in the amount of (x) $2,000,000 should the Shareholder's death occur before the tenth anniversary of the Closing Date and (ii) $1,000,000 should the Shareholder's death occur thereafter. Nothing in this provision is intended to affect the parties' rights under the Escrow Agreement, which would be unaffected by the Seller's death and as to which escrowed funds would remain available to satisfy claims identified during the period of such escrow. The Shareholder agrees to make arrangements requiring that notice of the Shareholder's death be given to Buyer.

                  9.06 TAX MATTERS. Buyer shall inform the Shareholder as soon as reasonably practicable following the extension or waiver of any statute of limitations with respect to the assessment or collection of any material Tax of the Company for any period ending on or before the Closing Date; PROVIDED, HOWEVER, that failure to so inform the Shareholder following such extension or waiver shall not affect the Shareholder's obligations under this Article IX except to the extent the Shareholder is actually prejudiced thereby. Buyer shall notify the Shareholder in accordance with the provisions of Section 9.03 in the event of a claim by a Governmental Authority for Taxes with respect to which Buyer believes it is entitled to indemnification pursuant to this Article IX.

                                   ARTICLE X

                                  TERMINATION

                  10.01 GROUNDS FOR TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                           (a)      by mutual written agreement of all of the
parties hereto;

                           (b)      by either Buyer or the Shareholder at any
time by written notice if there shall have been (1) any one or more material inaccuracies or material misrepresentations in or material breaches of the representations or warranties made by the other party hereto (which, with respect to Buyer, shall mean the Company or the Shareholder) contained herein which have had or, if not cured prior to the Closing Date, could be reasonably expected to have, a Material Adverse Effect when taken into account with all other uncured inaccuracies or misrepresentations in or breaches of such representations or warranties or (2) a failure by the other party hereto (which, with respect to Buyer, shall mean the Company or the Shareholder) to perform and satisfy in any material respect and in a timely fashion any of its obligations under this Agreement required to be performed and satisfied on or prior to the Closing Date, or a failure by such party to perform and satisfy any other obligations under this Agreement if the aggregate of all such other failures shall be material; PROVIDED, HOWEVER, that a termination pursuant to this Section 10.01(b) shall become effective
(i) fifteen (15) days after notice with respect to a misrepresentation or breach that is not capable of being cured on or prior to the Closing Date is given, or (ii) immediately prior to the Closing with respect to a misrepresentation or breach that is capable of being cured, but is not cured, on or immediately prior to the Closing Date;

                           (c)      by Buyer or the Shareholder if any
Federal, state or foreign law or regulation thereunder shall hereafter be enacted or become applicable that makes the transactions contemplated hereby or the consummation of the Closing illegal or otherwise prohibited, or if any judgment, injunction, order or decree enjoining any party hereto from consummating the transactions contemplated hereby is entered, and such judgment, injunction, order or decree shall become final and nonappealable; and

                           (d)      by the Buyer, or by the Shareholder, if
the Closing shall not have been consummated by December 31, 2000 (the "OUTSIDE DATE"); PROVIDED, HOWEVER, that neither the Buyer nor the Shareholder may terminate this Agreement pursuant to this Section 10.01(d) if the Closing shall not have been consummated within such time period by reason of the failure of such party (which, with respect to the Shareholder, shall mean the Shareholder or the Company), or any of its Affiliates to perform in all material respects any of its or their respective covenants or agreements contained in this Agreement.

                  10.02 EFFECT OF TERMINATION. If this Agreement is terminated as permitted by Section 10.01 such termination shall be without liability of any party to any other party to this Agreement except as hereinafter expressly provided in this Section 10.02. If one party to this Agreement (i) willfully fails to fulfill a condition to the other's performance of its obligations hereunder, (ii) fails to perform a covenant contained herein, (iii) willfully breaches this Agreement or (iv) materially breaches any of its representations and warranties contained herein, such party shall be fully responsible for all damages and expenses incurred by the other party to this Agreement as a result of such breach or failure. The provisions of Sections 7.02, 11.03, 11.05 and 11.11 shall survive any termination of this Agreement pursuant to this Article X, and each party hereto shall be fully responsible for any breach of any such provision by such party, whether or not such breach occurs prior to the termination of this Agreement.

                                  ARTICLE XI

                                 MISCELLANEOUS

                  11.01 NOTICES. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given
(i) if personally delivered, when so delivered, (ii) if mailed, two (2) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, (iii) if given by telecopier, once such notice or other communication is transmitted to the telecopier number specified below and the appropriate telephonic confirmation is received, provided that such notice or other communication is promptly thereafter mailed in accordance with the provisions of clause (ii) above or (iv) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

         If to the Company prior to the Closing Date:

                           J-Tec, Inc.
                           P.O. Box 477
                           5136 Children's Home -Bradford Road
                           Greenville, Ohio  45331
                           Attn: Ted W. Abney
                           Telecopier No: 937-548-1025
                  with a copy to:

                           Dynes & Garbig Co., L.P.A.
                           2840 Alt. St. Rte. 49N, Suite A
                           P.O. Box 100
                           Arcanum, Ohio 45304-0100
                           Attn: Craig A. Dynes
                           Telecopier No.: 937-692-6544

         If to the Shareholder:

                           To the address of the Shareholder set forth in EXHIBIT B.

         If to Buyer or the Company after the Closing Date:

                           MagneTek, Inc.
                           10900 Wilshire Boulevard, Suite 850
                           Los Angeles, California  90024-6501
                           Attn: Tina McKnight
                           Telecopier No.: 310-208-1322

                  with a copy to:

                           Gibson, Dunn & Crutcher LLP
                           333 South Grand Avenue, Suite 4800
                           Los Angeles, California  90071
                           Attn: Jennifer Bellah Maguire, Esq.
                           Telecopier No.: 213-229-6986

Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

                  11.02    AMENDMENTS; NO WAIVERS.

                           (a)      Any provision of this Agreement may be
amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

                           (b)      No waiver by a party of any default,
misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  11.03 EXPENSES. All costs and expenses incurred in connection with this Agreement and in closing and carrying out the transactions contemplated hereby shall be paid by the party incurring such cost or expense. Without limiting the generality of the immediately preceding sentence, the fees, costs and expenses of the accountants, attorneys and other financial advisors to the Company or the Shareholder in connection with the preparation or negotiation of, or the consummation of the transactions contemplated by, this Agreement shall be borne by the Shareholder and none of such fees, costs or expenses shall be paid by the Company. This Section 11.03 shall survive the termination of this Agreement.

                  11.04 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of each other party, except that Buyer may, if requested by its lenders or other financing sources, assign its rights hereunder to such parties without the prior written approval of either the Company or the Shareholder. The Shareholder agrees to notify Buyer if the Shareholder makes a transfer or assignment of all or a substantial portion of the Shareholder's assets that results in the Shareholder's net worth being less than Six Million Dollars ($6,000,000).

                  11.05 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the internal laws (without reference to choice or conflict of laws) of the State of New York.

                  11.06 COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts and the signatures delivered by telecopy, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument and delivered in person. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

                  11.07 ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits referred to herein which are hereby incorporated by reference and the other agreements executed simultaneously herewith) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement.

                  11.08 CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. All references to an Article or Section include all subparts thereof.

                  11.09 SEVERABILITY. If any provision of this Agreement, or the application thereof to any Person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other Persons, places and circumstances shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.

                  11.10 CONSTRUCTION. The parties hereto intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

                  11.11    ARBITRATION.

                           (a)      Any dispute or difference between or
among the parties (such parties being referred to individually as a "DISPUTING PARTY," and, together, as the "DISPUTING PARTIES") arising out of this Agreement or the transactions contemplated hereby, including without limitation any dispute between an Indemnitee and any Indemnifying Party under
Article IX, which the parties are unable to resolve themselves shall be submitted to and resolved by arbitration as herein provided. Any Disputing Party may request the American Arbitration Association (the "AAA") to designate one arbitrator, who shall be qualified as an arbitrator under the standards of the AAA, who shall have been engaged in the private practice of law for not less than fifteen (15) years immediately prior to appointment as arbitrator pursuant to this Agreement, and who is, in any such case, not affiliated with any party in interest to such arbitration, and who has substantial professional experience with regard to corporate legal matters.

                           (b)      The arbitrator shall consider the dispute
at issue in Chicago, Illinois, at a mutually agreed upon time within one hundred twenty (120) days (or such other period as may be acceptable to the Disputing Parties or as directed by the arbitrator) of the designation of the arbitrator. The arbitration proceeding shall be held in accordance with the rules for commercial arbitration of the AAA in effect on the date of the initial request by the Disputing Party that gave rise to the dispute to be arbitrated (as such rules are modified by the terms of this Agreement or may be further modified by mutual agreement of the Disputing Parties) and shall include an opportunity for the parties to conduct discovery in advance of the proceeding using all of the authorized methods of discovery allowed by the Federal Rules of Civil Procedure in effect on the date of the initial request by the Disputing Party. Notwithstanding the foregoing, the Disputing Parties shall agree that they will attempt, and they intend that they and the arbitrator should use its best efforts in that attempt, to conclude the arbitration proceeding and have a final decision from the arbitrator within one hundred twenty (120) days from the date of selection of the arbitrator; PROVIDED, HOWEVER, that the arbitrator shall be entitled to extend such one hundred twenty (120) day period for a total of two one hundred twenty (120) day periods. The arbitrator shall be bound to follow the laws of the State of New York, decisional and statutory, in reaching any decision and making any award and shall deliver a written award, including written findings of fact and conclusions of law, with respect to the dispute to each of the parties, who shall promptly act in accordance therewith. Each Disputing Party to such arbitration agrees that any award of the arbitrator shall be final, conclusive and binding and that they will not contest any action by any other party thereto in accordance with an award of the arbitrator; PROVIDED, HOWEVER that any party may appeal based on statutory grounds. It is specifically understood and agreed that any party may enforce any award rendered pursuant to the arbitration provisions of this
Section 11.11 by bringing suit in any court of competent jurisdiction.

                           (c)      In the event that arbitrable disputes or
claims arise between the Shareholder, on the one hand, and the Buyer, on the other hand, under this Agreement and one or more additional agreements to which any of the Shareholder, on the one hand, and any one or more of the Buyer or the Company, on the other hand, are parties, the parties hereto hereby consent to the consolidating and determination of all such disputes and/or claims in a single arbitration to be held in Chicago, Illinois, notwithstanding any different location designated by another agreement under which one or more of the disputes or claims to be arbitrated has arisen.

                           (d)      All costs and expenses attributable to
the arbitrator shall be allocated among the parties to the arbitration in such manner as the arbitrator shall determine to be appropriate under the circumstances.

                  11.12 CUMULATIVE REMEDIES. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  11.13 THIRD PARTY BENEFICIARIES. Except as specifically provided in Article IX with respect to indemnification provided to the Indemnitees identified therein, no provision of this Agreement shall create any third party beneficiary rights in any Person, including any employee or former employee of the Company, Buyer or any Affiliate thereof (including any beneficiary or dependent thereof).

                  IN WITNESS WHEREOF, the parties hereto caused this Agreement to be duly executed as of the day and year first above written.

                                  SHAREHOLDER:


                                  --------------------------------------------
                                                 Ted W. Abney


                                  J-TEC, INC.,
                                  AN OHIO CORPORATION


                                  By:
                                     -----------------------------------------
                                  Name:
                                       ---------------------------------------
                                  Title:
                                        --------------------------------------


                                  MAGNETEK, INC.,
                                  A DELAWARE CORPORATION


                                  By:
                                     -----------------------------------------
                                  Name:
                                       ---------------------------------------
                                  Title:
                                        --------------------------------------

                                  EXHIBIT A

                             CERTAIN DEFINITIONS

                  The following terms, as used in the Agreement or in any Exhibit or Schedule thereto, have the following meanings:

                  "AFFILIATE" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such other Person, through the ownership of all or part of any Person.

                  "APPLICABLE LAW" means, with respect to any Person, any domestic or foreign, federal, state or local statute, law, ordinance, policy, guidance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement, of any Governmental Authority (including any Environmental Law) applicable to such Person or any of its Affiliates or Plan Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer's, director's, employee's, consultant's or agent's activities on behalf of such Person or any of its Affiliates or Plan Affiliates).

                  "BENEFIT ARRANGEMENT" means any material benefit arrangement covering any current or former stockholder, officer, director, employee, Affiliate, consultant or agent of the Company or any ERISA Affiliate of the Company and the beneficiaries of any of them, that is not an Employee Benefit Plan, including, without limitation, (a) each employment or consulting agreement, (b) each arrangement providing for insurance coverage or workers' compensation benefits, (c) each incentive bonus or deferred bonus arrangement, (d) each arrangement providing termination allowance, severance, continuation pay, indemnification or similar benefits, (e) each equity compensation plan, (f) each deferred compensation plan and (g) each compensation policy and practice maintained by the Company or any ERISA Affiliate of the Company.

                  "BENEFIT PLAN" means an Employee Benefit Plan or Benefit Arrangement.

                  "BUSINESS" means the business as currently conducted by the Company, including without limitation, the business of buying, selling, engineering, installing, manufacturing and contracting for the installation of communications and associated equipment and providing related services.

                  "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks in Los Angeles, California are authorized or required by law to close.

                  "CLOSING EQUITY" means, as of the Closing Date, the amount by which (a) the assets of the Company (net of appropriate reserves) on such date are greater than (b) the liabilities of the Company on such date, in each such case as determined in accordance with GAAP applied in a manner consistent with that used to prepare the 2000 Balance Sheet (as described on SCHEDULE 4.07(b)(ii) hereto). If, as of any date, the amount referred to in clause (b) of the immediately preceding sentence is greater than the amount referred to in clause (a) of such sentence, the amount of Closing Equity as of such date shall be a negative number.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "CONTRACTS" means all contracts, agreements (including but not limited to agreements with Governmental Authorities), options, leases, licenses, sales and accepted purchase orders, commitments and other instruments of any kind, whether written or oral, to which the Company is a party on the Closing Date, including the Scheduled Contracts and the Subsequent Material Contracts.

                  "DAMAGES" means all demands, claims, actions or causes of action, assessments, losses, damages, costs, expenses, Liabilities, judgments, awards, fines, sanctions, penalties, charges and amounts paid in settlement (net of insurance proceeds actually received), including (i) interest on cash disbursements in respect of any of the foregoing at the Reference Rate, compounded quarterly, from the date each such cash disbursement is made until the Person incurring the same shall have been indemnified in respect thereof and (ii) reasonable costs, fees and expenses of attorneys, accountants and other agents of such Person.

                  "DEBT" means any indebtedness of the Company, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or other similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing capitalized lease obligations or the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or account payable, in each case incurred in the ordinary course of business, if and to the extent any of the foregoing indebtedness (other than letters of credit) would appear as a Liability upon a balance sheet of the Company prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of the Company (whether or not such indebtedness is assumed by the Company) and, to the extent not otherwise included, any guaranty by the Company of any indebtedness of any other Person.

                  "EMPLOYEE BENEFIT PLAN" means any employee benefit plan, as defined in Section 3(3) of ERISA, that is sponsored or contributed to by the Company or any ERISA Affiliate thereof covering employees or former employees of the Company.

                  "EMPLOYEE PENSION BENEFIT PLAN" means any employee pension benefit plan, as defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA, other than a Multiemployer Plan.

                  "ENVIRONMENT" means any ambient, workplace or indoor air, surface water, drinking water, groundwater, land surface, subsurface strata, river sediment, plant or animal life, natural resources, workplace, and real property and the physical buildings, structures, improvements and fixtures thereon.

                  "ENVIRONMENTAL LAWS" means all Applicable Laws relating to Hazardous Substances, toxic torts, occupational health and safety, or the Environment, including without limitation, the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response Compensation and Liability Act ("CERCA"), the Clean Air Act, the

Water Pollution Control Act, the Safe Drinking Water Act, and the Toxic Substances Control Act ("TOSCA"), and any requirements promulgated pursuant to these Applicable Laws or any analogous state or local Applicable Laws.

                  "ENVIRONMENTAL LIABILITIES" means all Liabilities of a Person (whether such Liabilities are owed by such Person to Governmental Authorities, third parties or otherwise) whether currently in existence or arising hereafter which arise under or relate to any Environmental Law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA AFFILIATE" of any Person means any other Person that, together with such Person as of the relevant measuring date under ERISA, was or is required to be treated as a single employer under Section 414 of the Code.

                  "ESCROW AGENT" means First Tennessee Bank N.A. or any successor thereto.

                  "ESCROW AGREEMENT" means that certain escrow agreement dated as of the Closing Date, by and among the Company, the Shareholder and the Escrow Agent, substantially in the form of EXHIBIT F hereto.

                  "ESCROW AMOUNT" means Three Million Dollars ($3,000,000), to be held pursuant to the Escrow Agreement.

                  "GAAP" means generally accepted accounting principles in the United States as in effect on the date hereof and applied on a consistent basis.

                  "GOVERNMENTAL AUTHORITY" means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

                  "HAZARDOUS SUBSTANCE" means any substance or material: (i) the presence of which requires investigation or remediation under any Applicable Law; or (ii) that is defined as a "pollutant or contaminant," "solid waste," "hazardous waste" or "hazardous substance" under any Applicable Law; or (iii) that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic or mutagenic or otherwise hazardous and is regulated by any Governmental Authority having or asserting jurisdiction over the Company; or (iv) the presence of which causes a nuisance, trespass or other tortious condition; or (v) the presence of which poses a hazard to the health or safety of Persons; or (vi) without limitation, that contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyl's (PCBs) or asbestos.

                  "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "INDEMNIFYING PARTY" means: (1) with respect to any Buyer Indemnitee asserting a claim under Sections 9.01 or 11.11, the Shareholder; and (2) with respect to any Shareholder Indemnitee asserting a claim under Sections 9.01 or 11.11, the Buyer.

                  "INDEMNITEE" means: (1) each of the Buyer and its Affiliates with respect to any claim for which the Shareholder is an Indemnifying Party under Sections 9.01 or 11.11; and (2) each of the Shareholder and its Affiliates with respect to claims for which the Buyer is an Indemnifying Party under Sections 9.01 or 11.11.

                  "IRS" means the Internal Revenue Service.

                  "LIABILITY" means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unsacred, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person or is disclosed on any schedule to this Agreement.

                  "LIEN" means, with respect to any asset, any mortgage, title defect or objection, lien, pledge, security interest, hypothecation, restriction, encumbrance or charge of any kind in respect of such asset.

                  "MATERIAL ADVERSE EFFECT" means a change in, or effect on, the operations, affairs, prospects, financial condition, results of operations, assets, Liabilities, reserves or any other aspect of the Company, the Business or the Shareholder that results in a material adverse effect on, or a material adverse change in, the Company, the Business or the ability of the Company or the Shareholder to consummate the transactions contemplated hereby, or a material adverse effect on Buyer's ownership of the Shares after the Closing.

                  "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in Section 3(37) and 4001(a)(3) of ERISA.

                  "MULTIPLE EMPLOYER PLAN" means any Employee Benefit Plan sponsored by more than one employer, within the meaning of Sections 4063 or 4064 of ERISA or Section 413(c) of the Code.

                  "PERMITTED LIENS" means (i) Liens for Taxes or governmental assessments, charges or claims the payment of which is not yet due, or for Taxes the validity of which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established; (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Persons and other Liens imposed by Applicable Law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith; (iii) Liens relating to deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of leases, trade contracts or other similar agreements; (iv) Liens and Encumbrances specifically identified in the 2000 Balance Sheet; and
(v) Liens securing executory obligations under any Lease that constitutes an "operating lease" under GAAP; PROVIDED THAT, with respect to each of clauses
(i) through (v), to the extent that any such Lien arose prior to the date of the 2000 Balance Sheet and relates to, or secures the payment of, a Liability that is required to be accrued for under GAAP, such Lien shall not be a Permitted Lien unless all Liabilities served thereby have been fully accrued as Debt on the 2000 Balance Sheet.

                  "PERSON" means an individual, corporation, partnership, limited liability company, association, trust, estate or other entity or organization, including a Governmental Authority.

                  "PLAN AFFILIATE" means, with respect to any Person, any employee benefit plan or arrangement sponsored by, maintained by or contributed to by any such Person, and with respect to any employee benefit plan or arrangement, any Person sponsoring, maintaining or contributing to such plan or arrangement.

                  "PROHIBITED TRANSACTION" means a transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA, respectively.

                  "REFERENCE RATE" means seven percent (7%) per annum. Notwithstanding the foregoing, in no event shall the rate of interest payable by any party hereto under this Agreement exceed the maximum rate permitted by Applicable Law with respect to such payments under this Agreement.

                  "REQUIRED CONTRACTUAL CONSENT" means, with respect to any Scheduled Contract or Subsequent Material Contract, any consent of any party thereto (other than the Company) that is required by the terms thereof or Applicable Law by reason of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby in order to avoid any default thereunder, breach of the terms thereof or material alteration of the terms thereof.

                  "TAX" means all taxes imposed of any nature including federal, state, local or foreign net income tax, alternative or add-on minimum tax, profits or excess profits tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax, FICA or FUTA), real or personal property tax or ad valor tax, sales or use tax, excise tax, stamp tax or duty, any withholding or back up withholding tax, value added tax, severance tax, prohibited transaction tax, premiums tax or occupation tax, irrespective of whether imposed directly or indirectly, as a successor or transferee liability, as a joint and several liability pursuant to Section 1.1502-6 of the Treasury Regulations or comparable or similar provisions of state or local law, or whether by reason of any tax sharing, tax reimbursement or tax indemnification agreement, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax.

                  "TAX RETURN" means all returns, reports, forms or other information required to be filed with any taxing authority.

                  "THIRD PARTY CLAIM" means any demand, action, complaint, petition, suit, claim, dispute, controversy or other Proceeding for which an Indemnitee would incur Damages that are asserted against or sought to be collected from the Indemnitee by any Person other than a party hereto.

                  "TOTAL CONSIDERATION" means the remainder that results when
(A) the amount (if any) to be paid to the Buyer pursuant to Section 2.04(a) is subtracted from (B) the sum of (i) Twenty-Four Million Dollars
($24,000,000), plus (ii) the amount (if any) to be paid to the Shareholder pursuant to Section 2.04(b) hereof.

                                   EXHIBIT B

                              OWNERSHIP OF SHARES



                                                                 PERCENTAGE
         NAME AND ADDRESS                                         OF TOTAL
          OF SHAREHOLDER              NUMBER OF SHARES          CONSIDERATION
      ----------------------          ----------------          -------------
           Ted W. Abney                      351                    100%
        6630 Westfall Road
      Greenville, Ohio 45331

              TOTAL                          351                    100%


                                       1